SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.         )

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GLOBALSCAPE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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GlobalSCAPE, Inc.

4500 Lockhill-Selma Rd, Suite 150

San Antonio, Texas 78249

(210) 308-8267

April 22, 2010

Dear Stockholders:

You are cordially invited to attend the 2010 Annual Meeting of Stockholders of GlobalSCAPE, Inc to be held at GlobalSCAPE’s headquarters, 4500 Lockhill-Selma Road, Suite 150, San Antonio, TX 78249, on Thursday, June 3, 2010 at 2:00 p.m. If you cannot attend the annual meeting, you may vote over the Internet or, if you received a paper copy of the proxy materials, you can follow the instructions on the proxy card.

At this year’s annual meeting, the agenda includes the annual election of directors, ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year, and approval of the 2010 Employee Long-Term Equity Incentive Plan. Please refer to the proxy statement for detailed information on each of the proposals and the annual meeting.

Every stockholder vote is important. Even if you do not plan to attend the annual meeting, we hope you will vote as soon as possible. You may vote by signing the Proxy Card and mail it following the instructions on the card. If you prefer, you may vote over the Internet or by telephone following the instructions on your Proxy Card. You may revoke your proxy at any time before it is voted.

Sincerely,

James R. Morris

President and Chief Executive Officer

GlobalSCAPE, Inc.

4500 Lockhill-Selma Rd, Suite 150

San Antonio, Texas 78249

(210) 308-8267

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 3, 2010

To the Stockholders of GlobalSCAPE, Inc.:

The 2010 Annual Meeting of Stockholders of GlobalSCAPE, Inc. (the “Company”) will be held at the Company’s office located at 4500 Lockhill-Selma Road, Suite 150, San Antonio, Texas 78249, on June 3, 2010, at 2:00 p.m., local time, for the following purposes:

1.	To elect two directors to serve for a term of three years. The Board of Directors has nominated Phillip M. Renfro and Frank M. Morgan for election;

2.	To ratify the appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010;

3.	To approve the GlobalSCAPE Inc 2010 Employee Long-Term Equity Incentive Plan; and

4.	To transact any other business that may properly come before the meeting or any adjournment thereof, including a motion to adjourn or postpone the meeting.

The foregoing items of business are described more fully in the Proxy Statement accompanying this notice.

The Company’s Board of Directors has fixed the close of business on April 12, 2010 as the record date for determining the stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment thereof.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.

By Order of the Board of Directors,

James R. Morris
April 22, 2010	President and Chief Executive Officer

San Antonio, Texas

Important Notice Regarding Availability of

Proxy Materials For Our Annual Meeting of Stockholders to be Held On June 3, 2010

This proxy statement, the accompanying form of proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, including financial statements, are available on the Internet at http://proxydocs.com/gsb.

GlobalSCAPE, Inc.

Proxy Statement

For

Annual Meeting of Stockholders

To Be Held Thursday, June 3, 2010

PROXY STATEMENT

General

This proxy statement is furnished in connection with the solicitation by the Board of Directors of GlobalSCAPE, Inc. of proxies from the stockholders of GlobalSCAPE to be used at GlobalSCAPE’s 2010 Annual Meeting of Stockholders. We are providing access to our proxy materials over the Internet. Accordingly, on or about April 22, 2010, we expect to send our record and beneficial stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access proxy materials, including this proxy statement and our annual report for our 2009 fiscal year. The Notice of Internet Availability provides instructions on how to access the proxy card and vote over the Internet or by mail.

This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the annual meeting, and help conserve natural resources. If you previously elected to receive our proxy materials electronically, you will continue to receive these materials by e-mail unless you elect otherwise. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.

Date, Time, Place of Annual Meeting

GlobalSCAPE’s 2010 Annual Meeting of Stockholders will be held at 2:00 p.m., local time, on June 3, 2010, at GlobalSCAPE’s office at 4500 Lockhill-Selma Road, Suite 150, San Antonio, Texas 78249. GlobalSCAPE’s office is located between N. Loop 1604 and DeZavala Road. If you need directions to our office, please call Reception at (210) 308-8267, ext. 100.

Record Date, Shares Entitled to Vote, Quorum

GlobalSCAPE’s Board of Directors has fixed the close of business on April 12, 2010 as the record date for GlobalSCAPE stockholders entitled to notice of and to vote at the annual meeting. As of the record date, there were 17,686,252 stocks of GlobalSCAPE common stock outstanding, which were held by approximately 2,190 holders of record. Stockholders are entitled to one vote for each share of GlobalSCAPE common stock held as of the record date.

The holders of a majority of the outstanding shares of GlobalSCAPE common stock issued and entitled to vote at the annual meeting must be present in person or by proxy to establish a quorum for business to be conducted at the annual meeting. Whether you attend the meeting in person, sign and return the Proxy Card or vote via the Internet, or telephone, your shares will be counted as present at the meeting. Abstentions and broker non-votes are included for purposes of determining whether a quorum is present at the annual meeting. If you own shares through a bank or broker in street name, you may instruct your bank or broker how to vote your shares. A “broker non-vote” occurs when you fail to provide your bank or broker with voting instructions and the bank or broker does not have the discretionary authority to vote your shares on a particular proposal because the proposal is not a routine matter under the New York Stock Exchange rules. Proposal 1 (election of directors) and Proposal 3 (to approve the amendment to the GlobalSCAPE, INC. 2010 Employees Long-Term Equity Incentive Plan) are not considered routine matters under the current New York Stock Exchange rules, so your bank or broker will not have discretionary authority to vote your shares held in street name on those items. A broker non-vote may also occur if your broker fails to vote your shares for any reason. Proposal 2 (ratification of the appointment of our independent registered public accounting firm) is considered a routine matter under the New York Stock Exchange rules, so your bank or broker will have discretionary authority to vote your shares held in street name on that Proposal.

If sufficient votes for approval of the matters to be considered at the annual meeting have not been received prior to the meeting date, GlobalSCAPE may postpone or adjourn the annual meeting in order to solicit additional votes. The form of proxy being solicited by this Proxy Statement provides the authority for the proxy holders, in their discretion, to vote the stockholders’ shares with respect to a postponement or adjournment of the annual meeting. At any postponed or adjourned meeting, proxies received pursuant to this Proxy Statement will be voted in the same manner described in this Proxy Statement with respect to the original meeting.

Stockholders of Record and Beneficial Owners

Many of our stockholders hold their shares through a stockbroker, bank, or other agent rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and access to our proxy materials is being provided directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank, you are considered the beneficial owner of the shares held in “street name.” Access to these proxy materials is being provided by your broker who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting. Your broker or nominee has enclosed a voting instruction card for your use.

Attendance and Voting by Proxy

If you are a stockholder whose shares are registered in your name, you may vote your shares by one of the following four methods:

•	Vote in person, you may vote in person at the Annual Meeting. We can give you a proxy card or a ballot when you arrive, if requested.

•	Vote by Internet, by going to the web address, http://www.proxypush.com/gsb, and following the instructions for Internet voting.

•	Vote by Telephone, 866-390-5419

•	Vote by Mail, by completing, signing, dating, and mailing the proxy card mailed to you in the envelope provided. If you vote by Internet, please do not mail your proxy card.

The deadline for voting electronically through the Internet is 5:00 p.m., Eastern Time, on June 2, 2010. If you vote by mail, your signed proxy card must be received before the annual meeting to be counted at the annual meeting.

If your shares are held in “street name” (through a broker, bank, or other agent), you should have received a separate voting instruction form or you may vote by telephone or on the Internet as instructed by your broker or bank.

PLEASE NOTE THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER AGENT AND YOU WANT TO VOTE AT THE MEETING, YOU MUST FIRST OBTAIN A LEGAL PROXY ISSUED IN YOUR NAME FROM THE RECORD HOLDER. YOU WILL NOT BE PERMITTED TO VOTE IN PERSON AT THE MEETING WITHOUT THE LEGAL PROXY.

The proxies identified on the back of the proxy card will vote the shares of which you are stockholder of record in accordance with your instructions. If you sign and return your proxy card without giving specific voting instructions, the proxies will vote your shares “FOR” the nominated slate of directors and “FOR” each of the other proposals. The giving of a proxy will not affect your right to vote in person if you decide to attend the meeting.

If any matters other than those addressed on the proxy card are properly presented for action at the Annual Meeting, the persons named in the proxy card will have the discretion to vote on those matters in their best judgment, unless authorization is withheld.

Revocation of Proxy

Whether you vote by Internet, by telephone, or by mail, you can change or revoke your proxy before it is voted at the meeting by:

•	Submitting a new proxy card bearing a later date;

•	Voting again by the Internet at a later time;

•	Giving written notice before the meeting to our Secretary at the address set forth on the cover of this Proxy Statement stating that you are revoking your proxy; or

•	Attending the meeting and voting your shares in person.

Please note that your attendance at the meeting will not alone serve to revoke your proxy.

Quorum; Vote Requirements

Election of Directors. Directors are elected by a plurality of the votes of the shares of Common Stock present in person or by proxy and entitled to vote on the election of directors. Under Delaware law, votes that are withheld from a director’s election will be counted toward a quorum, but will not affect the outcome of the vote on the election of a director. Abstentions and broker nonvotes will not be taken into account in determining the outcome of the election.

Other Matters. The required vote to approve any matter other than the election of directors is the affirmative vote by the holders of a majority of the total number of shares of Common Stock present in person or by proxy and entitled to vote on the matter.

Proposal Two. With respect to Proposal Two, the ratification of the appointment of the Company’s independent registered public accounting firm, an abstention is treated as entitled to vote and, therefore, has the same effect as voting “against” the proposal. Since this proposal is considered a “routine” matter, brokers will be permitted to vote on behalf of their clients if no voting instructions are furnished.

Proposal Three. With respect to Proposal Three, an abstention is treated as entitled to vote and, therefore, has the same effect as voting “against” such proposal. For purposes of Proposal Three, broker non-votes are not treated as entitled to vote and, therefore, are not counted for purposes of determining whether a majority has been achieved.

Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy card will be voted for the election of each of the director nominees, the ratification of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2010, and the approval of the GlobalSCAPE, Inc. 2010 Employee Long-Term Equity Incentive Plan.

Important Change: If a broker does not receive instructions from the beneficial owner of shares held in street name for certain types of proposals it must indicate on the proxy that it does not have authority to vote such shares (a “broker non-vote”) as to such proposals. Unlike prior annual meetings, because of recent changes in the rules of the New York Stock Exchange, if your broker does not receive instructions from you, your broker will not be able to vote your shares in the election of directors. In addition, without instructions, your broker will not be able to vote your shares with respect to the proposal to approve the proposal to approve the GlobalSCAPE, Inc. 2010 Employee Long-Term Equity Incentive Plan (Proposal 3). Therefore, it is important that you provide voting instructions to your broker.

The holders of common stock will be entitled to one vote for each share they hold. In uncontested elections of directors, such as this election, each director will be elected if the votes cast for such director exceed the votes cast against such director.

Solicitation of Proxies

Proxies will be solicited by mail and the Internet. Proxies may also be solicited personally, or by telephone, fax, or other means by the directors, officers, and employees of GlobalSCAPE. Directors, officers, and employees soliciting proxies will receive no extra compensation, but may be reimbursed for related out-of-pocket expenses. GlobalSCAPE will make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to send the proxy materials to beneficial owners. GlobalSCAPE will, upon request, reimburse these brokerage houses, custodians, and other persons for their reasonable out-of-pocket expenses in doing so. GlobalSCAPE will pay the cost of solicitation of proxies.

PROPOSAL ONE

ELECTION OF DIRECTORS

GlobalSCAPE’s Articles of Incorporation divide the Board of Directors into three classes of directors serving staggered three-year terms, with one class to be elected at each annual meeting of stockholders. At this year’s meeting, two Class I directors are to be elected for a term of three years, to hold office until the expiration of their term in 2013, or until a successor shall have been elected and shall have qualified. The nominees for the Class I directors are Frank M. Morgan and Phillip M. Renfro. Mr. Morgan is currently a Class I director and Chairman of our Governance and Nominating Committee. Mr. Renfro is currently a Class I director and is the Chairman of our Audit Committee.

Assuming the presence of a quorum, the nominees for director who receive the most votes will be elected. The enclosed form of proxy provides a means for stockholders to vote for or to withhold authority to vote for the nominees for director. If a stockholder executes and returns a proxy, but does not specify how the shares represented by such stockholder’s proxy are to be voted, such shares will be voted FOR the election of the nominee for director. In determining whether this item has received the requisite number of affirmative votes, abstentions, and broker non-votes will not be counted and will have no effect.

The Board of Directors recommends a vote “FOR” the election of the nominees to the Board of Directors.

The following table sets forth the name and age of the nominee as of the mailing date of this Proxy Statement, the principal occupation of the nominee during the past five years, and the year he began serving as a director of GlobalSCAPE:

Name	Age
Phillip M. Renfro	64	Mr. Renfro is a retired partner of the law firm of Fulbright and Jaworski, L.L.P., where from 1983 to 2005, he was division head of the Corporate, Business, and Banking Section in the firm’s San Antonio, Texas office. Prior to his career in corporate law, from 1980 to 1983, he was President and CEO of Resco International, Inc., an oil field service company. From 2004 to 2009, Mr. Renfro served on the board of Enzon Pharmaceuticals, Inc., a publicly-traded biotech company, where he was also a member of the Audit Committee and the Governance and Nominating Committee. The Company believes that Mr. Renfro’s legal, financial and business experience, including a diversified background of managing and directing companies give him the qualifications and skills to serve as a director. In addition, as a former member of Enzon’s audit committee and as a corporate and securities attorney, Mr. Renfro has extensive financial reporting experience and corporate governance experience.

Frank M. Morgan	61

Since 2005, Mr. Morgan has served as the Vice President and General Manager of the Information Systems Business Unit,

Intelligence Solutions Division, of L-3 Communications Services Group, managing offices in Reston, Virginia, Colorado Springs, Colorado, and San Antonio, Texas. He held a similar position with Titan Corporation from 2001 to 2005 before its acquisition by L-3. From 1996 to 2001, Mr. Morgan worked for BTG, Inc. (acquired by Titan Corp.), a publicly traded software development company and computer security product value-added reseller. As Vice President of federal sales, Mr. Morgan was responsible for marketing security products across the federal government. Mr. Morgan spent 30 years in the Air Force, retiring in 1996 as a Colonel. His assignments included three tours at the Pentagon in both

Name	Age
operations and acquisitions. He holds a B.S. in Aeronautical Engineering from the Air Force Academy, a M.S. in Human Resources Management from the University of Utah, and a M.A. in National Security and Strategic Studies from the Naval War College. Mr. Morgan’s business experience, particularly his experience in the software industry and in government sales, provides valuable insight to our board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE INDIVIDUALS NOMINATED ABOVE AS DIRECTORS.

Directors with Terms Expiring in 2011 and 2012

The following table sets forth the name and age of each director as of the mailing date of this Proxy Statement the principal occupation of each director during the past five years and the year each began serving as a director of GlobalSCAPE.

Name	Age
Thomas W. Brown	67

Mr. Brown has been an independent stockbroker and investment advisor in San Antonio since 1995. He entered the securities brokerage business in 1967 after receiving an M.B.A. from

Southern Methodist University. In recent years, he has also been involved in the real estate development business in San Antonio in addition to stock and bond investments. Mr. Brown currently serves as a member and Chairman of the Board of Directors of the Company and has served in such capacity since June 2002. Mr. Brown’s term as director of GlobalSCAPE expires in 2012. Mr. Brown is an experienced investor and our largest stockholder.

David L. Mann	60	Mr. Mann has been in the real estate development and home building business since his graduation from Southern Methodist University in 1975 where he earned a B.B.A. For the past twenty years, he has worked exclusively in the San Antonio, Texas market. Mr. Mann currently serves as a member of the Board of Directors of GlobalSCAPE and has served in such capacity since June 2002. Mr. Mann’s term as director of GlobalSCAPE expires in 2011. Mr. Mann has broad business and finance experience and is our second largest stockholder.

James R. Morris	58

See below under “Executive Officers” Mr. Morris’ term as

director of GlobalSCAPE expires in 2012. Mr. Morris has been involved in the high technology industry for more than 35 years. He has developed a wide network of personal and business relationships within the industry and his background combined with his many years of operational experience provide him with the ability to successfully lead the Company.

Executive Officers

The following table sets forth the name, age, and position of each of our executive officers as of the mailing date of this Proxy Statement and the principal occupation of each executive officer during the past five years.

Name	Age	Position
James R. Morris	58	Chief Executive Officer	Mr. Morris serves as GlobalSCAPE’s President and Chief Executive Officer. His career includes more than 35 years of innovation and leadership to the fields of information technology, network security, assurance, and operations for software product companies and professional services organizations. Mr. Morris served in military intelligence, the civil service, and in senior executive positions for leading companies, including General Dynamics, Veridian, Trident Data Systems SecureInfo, and Synteras. He is a recognized expert in the information security industry and has been called upon to serve on numerous industry and government review panels focusing on technology and critical infrastructure matters. Mr. Morris also served as a subject matter expert on network security delegations to the People’s Republic of China and Australia. Published internationally and a frequent keynote speaker and panelist at industry conferences, Mr. Morris also has offered his expert views and perspectives on prime time national news stories of real-world cyber threats.

Craig A. Robinson	46	Chief Operating Officer	Mr. Robinson serves as GlobalSCAPE’s Chief Operating Officer. He has more than 20 years of experience in operations, information technology, information assurance, and R&D. Mr. Robinson is responsible for integrating and enhancing GlobalSCAPE’s business and technical operations across all functions and markets. He has held executive positions for leading companies including Symantec where he sequentially served in several leadership roles, including VP, Managed Security Services; VP, Solution Delivery; and VP, Worldwide Product Marketing. In addition, he has held senior leadership positions at AXENT Technologies (VP, Operations for consulting subsidiary SNCi), META Security Group (COO and CTO), Trident Data Systems (Commercial President and CIO), and most recently, Synteras (General Manager). His executive experience spans companies ranging from start-ups to multi-billion dollar corporations in the commercial and government sectors. Mr. Robinson holds undergraduate and graduate degrees in engineering, both from Stanford University. He also is co-author of the reference Secure Internet Practices (Auerbach Publications).

Mendy R. Marsh	32	Chief Financial Officer	Ms. Marsh serves as GlobalSCAPE’s Chief Financial Officer and Treasurer. Ms. Marsh is responsible for presenting and reporting accurate and timely financial information, identifying and reporting on how the company can improve, economic forecasting and modeling, and overseeing the capital structure of the company as well as managing investor

Name	Age	Position
			relations. Before joining GlobalSCAPE in May of 2008 as the Senior Accountant, Ms. Marsh performed and managed financial statement audits for Deloitte & Touche, LLP; supervised financial statement audits for companies in a wide range of industries, including manufacturing, oil and gas, not for profit, and real estate; facilitated the training of new hires and seniors from all over the country in Deloitte testing methodology and technology; and researched and provided guidance related to complex accounting issues including derivatives, restricted stock valuation, and discontinued operations. Ms. Marsh holds a B.B.A. and M.S. degree in Accounting, graduated cum laude from Texas A&M University in 2001, and is a Certified Public Accountant in the State of Texas.

William E. Buie	54	Executive Vice President of Sales	Mr. Buie serves as GlobalSCAPE’s Executive Vice President of Sales. Mr. Buie is responsible for GlobalSCAPE’s inbound sales, corporate sales, and reseller/channel program. Prior to joining GlobalSCAPE in April 2010, Mr. Buie was the Senior Vice President, Alliance, Channel and Systems Integrator Sales for Fujitsu, a $55 billion global IT services, hardware and software provider. From 2004 to 2008 Mr. Buie was the Vice President of Global Strategic Partner Sales for Symantec, managing nearly $1 billion in annual revenue representing more than 25% of the company’s annual total revenue. From 2004 to 2008 Mr. Buie was the president and COO of Allure Fusion Media, focused on maximizing the company’s pioneering advantage in digital media software. Mr. Buie was able to establish strategic partnerships with Coca Cola, Dell, Gateway and IBM to expand the brand globally and to reach cash flow goals in less than one year. From 2000 to 2002 Mr. Buie was the Executive Vice President of OneChem, Ltd., an application service provider to the chemical industry and from 1997 to 2000 Mr. Buie served as marketing director for IBM’s Webshere software and as the director of worldwide channel sales for IBM Software, driving more than $6 billion in annual software revenue through partners. From 1980 to 1997 Mr. Buie was general manager for Maritz Performance Improvement Company, a privately-held multi-billion dollar firm and the leader in the design and implementation of direct sales and channel incentives, driving 12 consecutive years of record revenue and margin performance. Mr. Buie holds a B.A. degree in Journalism from the University of Missouri and attended Wharton School of Business, Finance for Executives.

Douglas Conyers	34	Vice President of Engineering	Mr. Conyers serves as Vice President of Engineering and has been employed by GlobalSCAPE since March 2007. Mr. Conyers is responsible for product management, software development, and quality assurance. Prior to joining GlobalSCAPE, he held positions as Chief Architect, Director of Systems Engineering, and Senior Software Engineer for

Name	Age	Position
			SecureLogix Corp., an information security company. Before that, he held software engineering positions with both the Southwest Research Institute and Paradigm Simulations. Mr. Conyers has a B.S. in Computer Science from Trinity University.

Ted Marchut	39	Vice President of Business Systems	Mr. Marchut serves as GlobalSCAPE’s Vice President of Business Systems and has been employed by GlobalSCAPE since July, 2005. Mr. Marchut is responsible for GlobalSCAPE’s technical infrastructure. Mr. Marchut served as Vice President of Consumer Products from March 2008 to January 2009 and as Product Manager for CuteFTP from July, 2005 to March, 2008 and for WAFS from December, 2006 to March, 2008. Prior to joining GlobalSCAPE, he spent six years at Pixel Magic Imaging (acquired by Dai Nippon Photo Imaging) as a Product Manager, where he collaborated on the design and coordinated the development of award winning, industry leading consumer photo kiosks as well as behind the counter photo-lab systems and a photo sharing website.

Board Meetings and Attendance

During the fiscal year ended December 31, 2009, the Board of Directors held seven meetings. Separate from the full Board of Directors’ meetings, there were three Audit Committee meetings, two Compensation Committee meetings and one Nominating and Governance Committee meetings. During 2009, each director attended at least 75% of all Board and applicable Committee meetings. During 2009, our directors, received compensation for service to GlobalSCAPE as a director. See “Executive Compensation – Compensation of Directors.” GlobalSCAPE encourages, but does not require, directors to attend the annual meeting of stockholders. At GlobalSCAPE’s 2009 Annual Meeting, four members of the Board were present.

Board Leadership Structure

The Board believes it is in the best interests of the Company to separate the roles of Chief Executive Officer and Chairman of the Board. This structure ensures a greater role for the directors in the oversight of management and the company and promotes active participation of the directors in setting meeting agendas and establishing Board priorities and procedures. Further, this structure permits the chief executive officer to focus on the management of the Company’s day-to-day operations.

Board Independence

A majority of the members of the Board of Directors, as well as all members of the Audit, Compensation, and Nominating and Governance Committees, are “independent,” as currently defined by the Securities and Exchange Commission and the listing standards of the New York Stock Exchange.

Committees of the Board of Directors

GlobalSCAPE has standing Audit, Compensation, and Nominating and Governance Committees.

The Audit Committee is a separately-designated audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee, which consists of Messers Mann, Morgan, and Renfro, met three times during 2009. The Board has determined that Mr. Renfro, as defined by SEC rules, is an audit committee financial expert and he serves as the Audit Committee Chairman. The Audit Committee aids management in the establishment and supervision of our financial controls, evaluates the scope of the annual audit, reviews audit results, makes recommendations to our Board regarding the selection of our independent registered public accounting firm, consults with management and our independent registered public accounting firm prior to the production of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of our financial affairs. The Audit Committee Report, which begins on page 28, more fully describes the activities and responsibilities of the Audit Committee.

The Compensation Committee, which consists of Messers Mann, Morgan, and Renfro, met twice during 2009. The Compensation Committee’s role is to establish and oversee GlobalSCAPE’s compensation and benefit plans and policies, administer its stock option plans, and review and approve annually all compensation decisions relating to GlobalSCAPE’s executive officers. In the fourth quarter of each year, the chief executive officer submits to the Compensation Committee his recommendations for salary adjustments and long-term equity incentive awards for the following fiscal year based upon his subjective evaluation of individual performance and his subjective judgment regarding each executive officer’s salary and equity incentives, for each executive officer except himself and the chief operating officer. The Compensation Committee reviews and discusses the recommendations and has the sole authority to determine the chief executive officer’s and chief operating officer’s base salary, bonus, and equity incentives. The agenda for meetings of the Compensation Committee is determined by its Chairman, Mr. Mann. At each meeting, the Compensation Committee meets in executive session. The Compensation Committee’s Chairman reports the committee’s recommendations on executive compensation to the Board. The Company’s personnel support the Compensation Committee in its duties and, along with the chief executive officer, may be delegated authority to fulfill certain administrative duties regarding the compensation programs. The Compensation Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants, and agents as it deems necessary to assist in the fulfillment of its responsibilities but has not, in the past, utilized the services of a third-party consultant to review the policies and procedures with respect to executive compensation. The Compensation Committee may engage a third party to provide such services in the future, as it deems necessary or appropriate at the time in question.

The Nominating and Governance Committee, which consists of Messers Mann, Morgan, and Renfro, met once during 2009. The primary function of the Nominating and Governance Committee is to assist the Board in identifying, screening, and recruiting qualified individuals to become Board members and determining the composition of the Board and its committees, including recommending nominees for annual stockholders meetings or to fill vacancies on the Board.

Each of the Board’s committees has a written charter, and copies of the charters are available for review on the Company’s website at www.globalscape.com on the Investor Relations page.

Risk Management

The Company has a risk management program overseen by the chief financial officer and the chief operating officer, both of whom report directly to the chief executive officer. Material risks are identified and prioritized by management, and each prioritized risk is referred to a Board committee or the full Board for oversight. For example, strategic risks are referred to the full Board while financial risks are referred to the Audit Committee. The Board regularly reviews information regarding the Company’s credit, liquidity, and operations, as well as the risks associated with each, and annually reviews the Company’s risk management program as a whole. Also, the Compensation Committee periodically reviews the most important risks to the Company to ensure that compensation programs do not encourage excessive risk taking. While each committee is responsible for specific risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Code of Ethics

GlobalSCAPE has adopted a Code of Ethics that applies to all of its employees, including the President and chief executive officer and its chief financial officer. This Code is a statement of GlobalSCAPE’s high standards for ethical behavior, legal compliance, and financial disclosure, and is applicable to all directors, officers, and employees. A copy of the Code of Ethics can be found in its entirety on GlobalSCAPE’s website at www.globalscape.com. Additionally, should there be any changes to, or waivers from, GlobalSCAPE’s Code of Ethics, those changes or waivers will be posted immediately on our website at the address noted above.

Stockholder Communications with Board

The Board of Directors has implemented a process by which stockholders may communicate with the Board of Directors. Any stockholder desiring to communicate with the Board of Directors may do so in writing by sending a letter addressed to The Board of Directors, c/o The Corporate Secretary. The Corporate Secretary has been instructed by the Board to promptly forward communications so received to the members of the Board of Directors.

Nominations

The Nominating and Governance Committee is the standing committee responsible for determining the slate of director nominees for election by stockholders, which the committee recommends for consideration by the Board. All director nominees are approved by the Board prior to annual proxy material preparation and are required to stand for election by stockholders at the next annual meeting. For positions on the Board created by a director’s leaving the Board prior to the expiration of his current term, whether due to death, resignation, or other inability to serve, Article III of the Company’s Amended and Restated Bylaws provides that a director elected by the Board to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

The Nominating and Governance Committee does not currently use any third-party search firm to assist in the identification or evaluation of Board member candidates. The Nominating and Governance Committee may engage a third party to provide such services in the future, as it deems necessary or appropriate at the time in question.

The Nominating and Governance Committee determines the required selection criteria and qualifications of director nominees based upon the needs of the Company at the time nominees are considered. A candidate must possess the ability to apply good business judgment and must be in a position to properly exercise his duties of loyalty and care. Candidates should also exhibit proven leadership capabilities, high integrity, experience with a high level of responsibility within their chosen fields, and have the ability to quickly understand complex principles of, but not limited to, business and finance. Candidates with potential conflicts of interest or who do not meet this criteria will be identified and disqualified. The Nominating and Governance Committee will consider these criteria for nominees identified by the Committee, by stockholders, or through some other source. When current Board members are considered for nomination for reelection, the Nominating and Governance Committee also takes into consideration their prior Board contributions, performance, and meeting attendance records.

The Nominating and Governance Committee will consider qualified candidates for possible nomination that are recommended by stockholders, for possible nomination. Stockholders wishing to make such a recommendation may do so by sending the following information to the Nominating and Governance Committee, c/o Corporate Secretary at the address listed above: (1) name of the candidate with brief biographical information and résumé; (2) contact information for the candidate and a document evidencing the candidate’s willingness to serve as a director if elected; and (3) a signed statement as to the submitting stockholder’s current status as a stockholder and the number of shares currently held. Any such nomination must comply with the advance notice provisions of our Amended and Restated Bylaws. These provisions are summarized under “Stockholder Proposals to be Presented at Next Annual Meeting” on page 33 of this document.

The Nominating and Governance Committee conducts a process of making a preliminary assessment of each proposed nominee based upon the résumé and biographical information, an indication of the individual’s willingness to serve and other background information. This information is evaluated against the criteria set forth above as well as the specific needs of the Company at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet the needs of the Company may be invited to participate in a series of interviews, which are used for further evaluation. The Nominating and Governance Committee uses the same process for evaluating all nominees, regardless of the original source of the information. The Company does not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Nominating and Governance Committee strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, and expertise to oversee the Company’s businesses.

No candidates for director nominations were submitted to the Nominating and Governance Committee by any stockholder in connection with the 2009 Annual Meeting.

Composition of the Board of Directors

The Company believes that its Board as a whole should encompass a range of talent, skill, diversity, experience and expertise enabling it to provide sound guidance with respect to the Company’s operations and business goals. In addition to considering a candidate’s background and accomplishments, candidates are reviewed in the context of the current composition of the Board and the evolving needs of the Company. The Company’s policy is to have at least a majority of its directors qualify as “independent” as determined in accordance with the listing standards of the NYSE Amex, LLC and Rule 10A-3 of the Exchange Act. The Nominating and Governance Committee identifies candidates for election to the Board of Directors; reviews their skills, characteristics and experience; and recommends nominees for director to the Board for approval.

The Nominating and Governance Committee seeks directors with strong reputations and experience in areas relevant to the strategy and operations of the Company, particularly in the high technology industry and complex business and financial dealings. We believe that each nominee and current director has gained experience in core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, risk management, and leadership development. Many of our directors also have experience serving on boards of directors and board committees of other companies, as well as charitable organizations and private companies. The Nominating and Governance Committee also believes that each nominee and current director has other key attributes that are important to an effective board: integrity and demonstrated high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; diversity of background, experience and thought; and the commitment to devote significant time and energy to service on the Board and its Committees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding ownership of our common stock as of April 12, 2010 by (i) each person known by GlobalSCAPE to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each director of GlobalSCAPE, (iii) the President and CEO, (iv) each of the named executive officers of GlobalSCAPE, and (v) all executive officers and directors of GlobalSCAPE as a group. Unless otherwise indicated in the footnotes below, each of the named persons has sole voting and investment power with respect to the shares shown as beneficially owned.

Applicable percentage ownership is based on 17,686,252 shares of common stock outstanding at April 12, 2010. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options or restricted stock held by that person that are currently exercisable or will vest or are exercisable within 60 days of April 12, 2010. The address of each beneficial owner listed in the table below is c/o GlobalSCAPE, Inc., 4500 Lockhill-Selma Rd, Suite 150, San Antonio, Texas, 78249.

Shares Beneficially Owned
Name of Beneficial Owner	Common Shares Currently Held (# of shares)		Common Shares That May Be Acquired within 60 Days of April 12, 2010 (# of shares)	Total Beneficial Ownership (# of shares)	Percentage of Class
Thomas W. Brown	5,723,583	(1)	74,520	5,798,103	32.78%
David L. Mann	1,876,504		74,520	1,951,024	11.03%
Phillip M. Renfro	20,000		74,520	94,520	*
Frank M. Morgan	—		74,520	74,520	*
James R. Morris	100,000		99,000	199,000	1.13%
Mendy Marsh	910		34,650	35,560	*
Craig A. Robinson	51,750		99,000	150,750	*
Doug Conyers	—		66,000	66,000	*
All directors and executive officers as a group (9 persons)	7,779,247		577,650	8,414,977	47.58%

*	Denotes ownership of less than 1%.

(1)	Includes 650 shares owned by Mr. Brown’s spouse. Mr. Brown disclaims beneficial ownership of the shares owned by his spouse.

Equity Compensation Plan Information

The following table gives aggregate information regarding grants under all equity compensation plans of GlobalSCAPE through December 31, 2009.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Available for Future Issuance under Equity Compensation Plans (Excluding securities Reflected in Column (A))
	(A)	(B)	(C)
Equity compensation plans approved by security holders	4,925,327	$1.69	166,673
Equity compensation plans not approved by security holders	—	—	—

Total	4,925,327	$1.69	166,673

Section 16(a) Beneficial Ownership Reporting Compliance

GlobalSCAPE believes, based solely on its review of the copies of Section 16(a) forms furnished to it and written representations from executive officers and Directors (and its ten percent stockholders), that all Section 16(a) filing requirements were fulfilled on a timely basis except that Craig A. Robinson, our COO, filed a Form 4 on December 4, 2009, which included untimely reporting of his purchase of 250 shares of stock on November 30, 2009.

In making this disclosure, GlobalSCAPE has relied solely on written representations of its Directors and executive officers (and its ten percent stockholders) and copies of the reports that they have filed with the SEC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions in 2009

Robert Langenbahn, who is one of our Business Development Managers, earned $465,875 in base salary and commissions in 2009. Mr. Langenbahn is the son-in law of Thomas W. Brown, our Chairman of the Board. Mr. Langenbahn’s compensation plan is the same as all other GlobalSCAPE employees who hold a similar position.

Policy Related to Related-Person Transactions

Our Board of Directors has adopted a formal written related-person transaction approval policy, which sets out GlobalSCAPE’s policies and procedures for the review, approval, or ratification of “related-person transactions”. For these purposes, a “related person” is a director, nominee for director, executive officer, or holder of more than 5% of our common stock, or any immediate family member of any of the foregoing. This policy applies to any financial transaction, arrangement, or relationship or any series of similar financial transactions, arrangements, or relationships in which GlobalSCAPE is a participant and in which a related person has a direct or indirect interest, other than the following:

•	payment of compensation by GlobalSCAPE to a related person for the related person’s service in the capacity or capacities that give rise to the person’s status as a “related person”;

•	transactions available to all employees or all stockholders on the same terms;

•

purchases of supplies from GlobalSCAPE in the ordinary course of business at the same price and on the same terms as offered to our other customers, regardless of whether the transactions are required to be reported in GlobalSCAPE’s filings with the SEC; and

•	transactions, which when aggregated with the amount of all other transactions between the related person and GlobalSCAPE, involve less than $5,000 in a fiscal year.

Our Audit Committee is required to approve any related person transaction subject to this policy before commencement of the related-person transaction, provided that if the related person transaction is identified after it commences, it shall be brought to the Audit Committee for ratification, amendment, or rescission. The chairman of our Audit Committee has the authority to approve or take other actions in respect of any related-person transaction that arises, or first becomes known, between meetings of the audit committee, provided that any action by the Chairman must be reported to our Audit Committee at its next regularly scheduled meeting.

Our Audit Committee will analyze the following factors, in addition to any other factors the members of the Audit Committee deem appropriate, in determining whether to approve a related-person transaction:

•	whether the terms are fair to GlobalSCAPE;

•	whether the transaction is material to GlobalSCAPE;

•	the role the related person has played in arranging the related-person transaction;

•	the structure of the related-person transaction; and

•	the interest of all related persons in the related-person transaction.

Our Audit Committee may, in its sole discretion, approve or deny any related-person transaction. Approval of a related-person transaction may be conditioned upon GlobalSCAPE and the related person following certain procedures designated by the Audit Committee.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

We compensate our management through a combination of base salary, incentive bonuses and long-term equity based awards in the form of stock options and stock awards which are designed to be competitive with those of a group of companies which we have selected for comparative purposes in order to attract and retain our executive officers while also creating incentives which will align executive performance with the long-term interests of our stockholders.

This section discusses the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers named in the Summary Compensation Table below, whom we sometimes refer to as our named executive officers or NEOs, and places in perspective the data presented in the tables and narrative that follow.

Our Compensation Committee

Our Compensation Committee approves, implements, and monitors all compensation and awards to executive officers including the chief executive officer, chief financial officer, and the other NEOs. The Committee’s membership is determined by the Board of Directors and is composed of three non-management directors. The Committee has the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate in its sole discretion. During 2009, the Committee did not delegate any of its responsibilities.

The Committee periodically approves and adopts, or makes recommendations to the Board for, GlobalSCAPE’s compensation decisions (including the approval of grants of stock options to our named executive officers). In the fourth quarter of each year, the chief executive officer submits his recommendations for salary adjustments for the following year and long-term equity incentive awards based upon his subjective evaluation of individual and company performance and his subjective judgment regarding each executive officer’s salary and long-term equity incentives, for each executive officer except himself and the chief operating officer, to the Compensation Committee.

The Compensation Committee reviewed all components of compensation for our executive officers, including salary, bonuses, long-term equity incentives, the dollar value to the executive, and cost to GlobalSCAPE of all perquisites and all severance and change of control arrangements. Based on this review, the Compensation Committee determined that the compensation paid to our executive officers reflected our compensation philosophy and objectives.

Compensation Philosophy and Objectives

Our underlying philosophy in the development and administration of GlobalSCAPE’s annual, incentive, and long-term compensation plans is that our compensation system should be designed to attract and retain talented executives while also creating incentives that reward performance and align the interests of our NEOs with those of GlobalSCAPE’s stockholders. Key elements of this philosophy are:

•	Establishing base salaries that are competitive with the companies in our comparative group, within GlobalSCAPE’s budgetary constraints and commensurate with GlobalSCAPE’s salary structure.

•

Rewarding our NEOs for outstanding company-wide performance as reflected by financial measures, such as sales revenue or net income, or other goals, such as the consummation of an acquisition and product delivery; as well as customer satisfaction, compliance with regulatory requirements, and employee satisfaction among other things.

•

Providing equity-based incentives for our NEOs to ensure that they are motivated over the long term to respond to GlobalSCAPE’s business challenges and opportunities as owners rather than just as employees.

Attracting and Retaining Executive Talent.

As a small company, we recognize salary is one component in successfully attracting and retaining talented executives who will help our company grow. Being mindful of our budgetary responsibilities, base salary is determined at the discretion of the Compensation Committee.

Rewarding Performance.

We reward outstanding performance with cash bonuses that are based on financial measures, such as sales revenue or net income, or other goals, such as the consummation of an acquisition or product delivery. For more information on our bonus program, refer to “Elements of Executive Compensation—Incentive Compensation.”

Aligning Executive and Stockholder Interests.

We believe that equity-based compensation provides an incentive to our NEOs to build value for our Company over the long term and aligns the interests of our NEOs and stockholders. We use stock options because we believe that options will generate value to the recipient only if our stock price increases during the term of the option. The stock options granted to our NEOs vest solely based on the passage of time, other than in the event of a change of control. We believe that time-vested equity awards encourage long-term value creation and executive retention because executives can realize value from such rewards only if they remain employed by us until the awards vest.

Elements of Executive Compensation

The compensation currently paid to GlobalSCAPE’s executive officers consists of three core elements: base salary, bonuses under a performance-based, non-equity incentive plan, and stock option awards granted pursuant to our 2000 Employee Long-Term Equity Incentive Plan, which we refer to as the 2000 Employee Plan, plus other employee benefits available to all employees of GlobalSCAPE. We believe these elements support our underlying philosophy of attracting and retaining talented executives while remaining within our budgetary constraints and also creating cash incentives that reward company-wide and individual performance and aligning the interests of our named executive officers with those of GlobalSCAPE’s stockholders by providing the named executive officers equity-based incentives to ensure motivation over the long term. We view the three core elements of compensation as related but distinct. Although we review total compensation, we do not believe that significant compensation derived from one component should increase or reduce compensation from another component. We determine the appropriate level for each component of compensation separately. We have not adopted any formal or informal policies or guidelines for allocating compensation among long-term incentives and annual base salary and bonuses, between cash and non-cash compensation, or among different forms of non-cash compensation; however, we do consider the age, tenure, and seniority of each named executive officer in making compensation decisions.

GlobalSCAPE does not have any deferred compensation programs or supplemental executive retirement plans and no perquisites are provided to GlobalSCAPE’s executive officers that are not otherwise available to all employees of GlobalSCAPE, and no perquisites are valued in excess of $10,000 per employee.

Base Salary. Being mindful of our budgetary responsibilities, the base salary for all GlobalSCAPE executive officers is determined at the discretion of the Compensation Committee.

The base salaries paid to our NEOs in 2009 are set forth below in the Summary Compensation Table. For the majority of 2009, Mr. Morris and Mr. Robinson received base salaries of $200,000 and $180,000,

respectively. In October 2009, their base salaries were increased to $250,000 and $225,000, respectively, in conjunction with the extension of their contract agreements. The contracts were extended based on the satisfactory 2008 performance of Mr. Morris and Mr. Robinson, to ensure the continuity of leadership, and to allow time for Mr. Morris and Mr. Robinson to complete long term strategic plans. As indicated below, for 2009, annual salaries for our named executive officers other than our chief executive officer and chief operating officer ranged from $119,423 to $144,808.

Base salaries are reviewed annually. Adjustments are determined during the fourth quarter of each year initially by the chief executive officer with final approval coming from the Compensation Committee. For 2009, base salary increases averaged 3.59%.

Incentive Compensation. The purpose of the bonus plan is to create financial incentives for our named executive officers that are tied directly to financial or other goals that best reflect their respective duties and responsibilities or the achievement of certain goals. The Compensation Committee may, at its discretion, increase or decrease bonuses.

The bonus opportunity for both Mr. Morris and Mr. Robinson is specified in their employment contracts and is set at 40% of base salary for Mr. Morris and 50% of base salary for Mr. Robinson. The objectives for obtaining this bonus are determined by the Compensation Committee. For 2009, half of the bonus was payable based on subjective factors and the remaining half was based upon the Company meeting certain financial goals.

The financial goals for 2009 related to increases in gross revenues, EBITDA, and cash flow over 2008 amounts. EBITDA is a non-GAAP financial measure, meaning earnings before interest, taxes, depreciation and amortization. EBITDA should not be considered as an alternative to any other measure of financial performance presented in accordance with accounting principles generally accepted in the United States. EBITDA is calculated by starting with net income and adding to it, income taxes, other income/expense, and depreciation and amortization. If the Company exceeded the budgeted targets, Messrs Morris and Robinson were entitled to an additional bonus of 1% of gross revenues in excess of the target and 5% of EBITDA in excess of the target. The additional bonus for each executive was not to exceed $100,000. For 2009, the budgeted targets were as follows: revenue of $18.5 million, EBITDA of $3.1 million and net income of $931,000. While only the net income target was exceeded, 89% of the revenue target was achieved and 81% of the EBITDA target was achieved. Based on this, the state of the economy in 2009 and factors such as Company morale, Company awards received and product certifications, new partnerships and the completion of an additional deal with the U.S. Army, the Compensation Committee approved the full amount of the base bonus to Messers Morris and Robinson.

The bonus plans for the other NEOs as well as the rest of the management team are determined by the Compensation Committee using the objectives established for the CEO and COO and provide for other individual subjective factors. For Ms. Marsh and Mr. Conyers the bonus potential was set at 35% of base salary.

Long-Term Equity Incentive Plan. GlobalSCAPE’s 2000 Employee Plan, which was approved by our stockholders in 2000, authorizes us to grant incentive stock options, non-qualified stock options, and shares of restricted stock to our named executive officers, as well as to all employees of GlobalSCAPE. A total of 3,660,000 shares of common stock are reserved for issuance under this plan. We use stock options as a form of long-term compensation because we believe that stock options motivate our executive officers to exert their best efforts on behalf of our stockholders and align the interests of our named executive officers with our stockholders. Vesting is accelerated in certain events described under “Employment Agreements and Potential Payments Upon Termination or Change in Control.”

The purposes of this plan are to employ and retain qualified and competent personnel and to promote the growth and success of GlobalSCAPE, which can be accomplished by aligning the long-term interests of the executive officers with those of the stockholders by providing the executive officers an opportunity to acquire an equity interest in GlobalSCAPE. All grants are made with an exercise price equal to the closing price of our common stock on the date of grant. Each of our NEOs was granted options to purchase shares that vest over three years from their hiring dates. Each is eligible to receive new grants at the discretion of the Compensation Committee, but not less often than every 24 months. Messers Morris and Robinson were each granted 100,000 options in connection with the extension of their contract agreements in 2009. The amount of additional grants may be up to an additional 100,000 options with the exact number determined at the Compensation Committee’s and the Board’s discretion, and based upon input from the CEO. We do not time stock option grants in coordination with the release of material non-public information.

Other Employee Benefits. GlobalSCAPE’s executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, group life, and long-term disability insurance, in each case on the same basis as other employees. GlobalSCAPE’s executive officers are also eligible to participate in our 401(k) plan on the same basis as other employees. GlobalSCAPE’s Board of Directors, at its sole discretion, may authorize GlobalSCAPE to match (in part or in whole) the contributions of each employee to the 401(k) plan during a given year; GlobalSCAPE contributions may be in the form of cash.

Impact of Regulatory Requirements

Deductibility of Executive Compensation. In 1993, the federal tax laws were amended to limit the deductions a publicly-held company is allowed for compensation paid to the chief executive officer and to the four most highly compensated executive officers other than the chief executive officer. Generally, amounts paid in excess of $1.0 million to a covered executive, other than performance-based compensation, cannot be deducted. In order to constitute performance-based compensation for purposes of the tax law, stockholders must approve the performance measures. Since GlobalSCAPE does not anticipate that the compensation for any executive officer will exceed the $1.0 million threshold in the near term, stockholder approval necessary to maintain the tax deductibility of compensation at or above that level is not being requested. We will reconsider this matter if compensation levels approach this threshold, in light of the tax laws then in effect. We will consider ways to maximize the deductibility of executive compensation, while retaining the discretion necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

Policy on Recovery of Compensation. Our CEO and CFO are required to repay certain bonuses and stock-based compensation they receive if we are required to restate our financial statements as a result of misconduct as required by Section 304 of the Sarbanes-Oxley Act of 2002. In addition, the employment agreement for the COO stipulates that he is required to repay certain bonuses if we are required to restate our financial statements as a result of misconduct as well.

Risk Considerations in our Compensation Program

During 2009 and early 2010, the Compensation Committee reviewed the Company’s compensation policies and practices in response to current public and regulatory concern about the link between incentive compensation and excessive risk taking by corporations. The committee concluded that the Company’s compensation program does not motivate imprudent risk taking and any risks involved in compensation are not reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, the Committee determined the following:

•	the Company’s annual incentive compensation is based on balanced performance metrics that promote progress towards longer-term Company goals;

•

the Company’s compensation programs are capped at reasonable levels, as determined by a review of the Company’s budgetary constraints, economic position and prospects, as well as the compensation offered by comparable companies; and

•	the oversight of the Compensation Committee in the operation of incentive plans and the high level of board involvement in approving material investments.

2010 Compensation Decisions

Base Salaries. Ms. Marsh and Mr. Conyers both received increases to their base salaries for 2010. Ms. Marsh’s 2010 salary is $130,000 and Mr. Conyers’ is $152,000.

Annual Bonuses. On March 16, 2010, the Committee approved the cash incentive compensation program for Mr. Morris and Mr. Robinson. Under their employment agreements, Messers Morris and Robinson are entitled to receive bonuses of 40% and 50%, respectively, of their annual base salaries upon the achievement of certain performance targets. The amount of the bonus will be determined by the Committee in its subjective judgment based upon the Committee’s subjective assessment of the performance of each of Messers Morris and Robinson. The Committee indicated that it would assess the Company’s performance based upon a number of factors including the Company’s revenue for 2010, introduction of acquisition candidates, introduction of new products and Company morale. The Committee did not establish any specific quantitative targets which the Company must achieve in order for Messers Morris and Robinson to be paid their bonuses. The Committee also has the discretion to increase the bonus payments above the contractual amounts up to a maximum of an additional $100,000 for each of Messers Morris and Robinson. If paid, these annual incentive awards will be paid in cash.

Compensation Committee Report

The Compensation Committee of GlobalSCAPE has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is submitted by the members of the Compensation Committee, which consists of the following directors:

David L. Mann (Chairman)

Frank M. Morgan

Phillip M. Renfro

Summary Compensation Table

The following table sets forth a summary of compensation for the fiscal years ended December 31, 2009 and 2008 that GlobalSCAPE paid to each of its named executive officers.

Name & Principal Position	Year	Salary		Bonus		Option Awards (2)	Non-Equity Incentive Plan Compensation	Total
James R. Morris President and Chief Executive Officer	2009	$220,577		$—		$129,286	$80,000	$429,863
	2008	$57,692		$50,000	(3)	$391,170	$—	$498,862

Mendy Marsh Vice President and Chief Financial Officer	2009	$119,423		$—		$—	$40,250	$159,673
	2008	$34,067		$23,000	(4)	$108,266	$—	$165,333

Craig Robinson Chief Operating Officer	2009	$198,519		$—		$129,286	$90,000	$417,805
	2008	$38,077	(1)	$30,000	(3)	$266,070	$—	$334,147

Doug Conyers Vice President of Engineering	2009	$144,808		$—		$44,895	$49,000	$238,703
	2008	$124,769		$—		$—	$33,185	$157,954

Jeff Gehring (5) Vice President of Sales	2009	$103,846		$—		$16,285	$122,232	$242,363
	2008	$99,421		$5,868		$84,480	$156,356	$346,125

(1)	Represents the portion of Mr. Robinson’s salary from his date of hire, October 6, 2008, through the end of the fiscal year.

(2)	These amounts represent the aggregate grant date fair value of option awards for fiscal year 2009 and fiscal year 2008, respectively calculated in accordance with FASB ASC Topic 718. See note 2 of the notes to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on March 30, 2010 for a discussion of all assumptions made in the calculation of this amount. These amounts do not represent the actual amounts paid to or realized by the named executive officer for these awards during fiscal years 2009 or 2008. The value as of the grant date for stock options is recognized over the period of service required for the grant to become vested.

(3)	Amounts represent the signing bonus earned by James Morris and Craig Robinson at the inception of their employment.

(4)	Represents discretionary award approved by the Board of Directors in January 2009, in lieu of a signing bonus, because Ms. Marsh was promoted from within the Company.

(5)	Mr. Gehring resigned his position in April 2010.

Grants of Plan-Based Awards

The following table provides information with regard to potential cash bonuses paid or payable in 2009 under our performance-based, non-equity incentive plan, and with regard to each stock option granted to each named executive officer during 2009.

Name & Principal Position	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (1)	Exercise or Base Price of Options Awards ($/Share)
		Threshold	Target	Maximum
James R. Morris	10/1/2009				100,000	$1.83
President and Chief Executive Officer	—	$—	$40,000	$180,000	—	—

Mendy Marsh	—				—	$—
Vice President and Chief Financial Officer	—	$—	$20,125	$40,250	—	—

Craig Robinson	10/1/2009				100,000	$1.83
Chief Operating Officer	—	$—	$45,000	$190,000	—	—

Doug Conyers	1/8/2009				45,000	$0.85
Vice President of Engineering	12/4/2009				15,000	$1.47
	—	$—	$24,500	$49,000	—	—

Jeff Gehring	1/8/2009				25,000	$0.85
Vice President of Sales	—	$—	$25,000	$25,000	—	—

(1)	Options vest over the three years following the grant date as long as the grantee is employed at GlobalSCAPE, with 33% vesting at the end of years one and two, and 34% vesting at the end of year three.

Relationship of Salary and Annual Incentive Compensation to Total Compensation

The following table sets forth the relationship of salary and annual incentive compensation to total compensation for the CEO, CFO, and the remaining NEOs.

Executive	Percentage of Salary to Total Compensation	Percentage of Annual Cash Incentive Payment to Total Compensation
James R. Morris	51.31%	18.61%
Mendy Marsh	74.79%	25.20%
Craig Robinson	47.51%	21.54%
Doug Conyers	60.66%	20.52%
Jeff Gehring	42.84%	50.43	% (1)

(1)	The annual cash incentive payment for Mr. Gehring includes commissions.

Employment Agreements and Potential Payments Upon Termination or Change in Control

GlobalSCAPE has entered into employment agreements with each of our named executive officers pursuant to which each will receive compensation as determined from time to time by the Board in its sole discretion

The employment agreements for Messrs Morris and Robinson are scheduled to terminate on September 30, 2012. Each employment agreement provides that if Mr. Morris’ or Mr. Robinson’s employment with the Company terminates under certain circumstances, the Company will pay him an amount equal to his base salary in effect at the date of termination for eighteen (18) months following the date of termination.

The employment agreements for Mr. Conyers and Ms. Marsh provide that base salary and other compensation will be set by the Board of Directors, in its sole discretion, and that prior to a Change in Control, the employment is “at will”. After a Change in Control, the term of the employment agreement is one (1) year.

A Change in Control occurs under the employment agreements when (a) any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the beneficial owner, directly or indirectly, of securities representing 50% or more of the combined voting power of the Company’s then outstanding securities, (b) any person or group shall make a tender offer or an exchange offer for 50% or more of the combined voting power of the Company’s then outstanding securities, (c) at any time during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company cease for any reason to constitute a majority of the board, (d) the Company shall consolidate, merge or exchange securities with any other entity where the stockholders of the Company immediately before the effective time of such transaction do not beneficially own, immediately after the effective time of such transaction, shares or other equity interests entitling such stockholders to a majority of all votes, or (e) any person or group acquires all or substantially all of the Company’s assets.

Each employment agreement provides that if the employee’s employment with the Company terminates under certain circumstances within one (1) year following a Change in Control or if, following the Change in Control, the employment agreement is extended for one (1) year renewal terms, upon termination of the employee the Company shall pay the employee an amount equal to the remainder of the employee’s base salary in effect at the date of termination for the remainder of the then current term.

The employment agreements contain the following defined terms:

“Cause” means termination upon

•

the continued failure by employee to substantially perform his duties with the Company (other than any such failure resulting from his incapacity due to Disability or any such actual or anticipated failure resulting from termination by employee for Good Reason) after a written demand for substantial performance is delivered to employee by the Board, which demand specifically identifies the manner in which the Board believes that employee has not substantially performed his duties;

•	employee engages in conduct which is demonstrably and materially injurious to the Company or any of its affiliates, monetarily or otherwise;

•

employee commits fraud, bribery, embezzlement or other material dishonesty with respect to the business of the Company or any of its affiliates, or the Company discovers that employee has committed any such act in the past with respect to a previous employer;

•	employee is indicted for any felony or any criminal act involving moral turpitude, or the Company discovers that employee has been convicted of any such act in the past;

•	employee commits a breach of any of the covenants, representations, terms or provisions of this Agreement;

•	employee violates any instructions or policies of the Company with respect to the operation of its business or affairs; or

•	employee uses illegal drugs.

For Messers Morris and Robinson “Good Reason” means, without the officer’s express written consent, any of the following:

•	the material failure by the Company, without employee’s consent, to pay to employee any portion of his current compensation within ten (10) days of the date any such compensation payment is due; or

•

Employer commits a material breach of any of the covenants, representations, terms or provisions hereof, and such breach is not cured within thirty (30) days after written notice thereof to the Company, which notice shall identify in reasonable detail the nature of the breach and gives Company an opportunity to respond, excluding, however, failure to pay salary within ten (10) days as further provided in subsection (i) above;

•	any material diminution of employee’s title, function, duties, authority or responsibilities (including reporting requirements); or

•	a reduction in employee’s salary as in effect on the date of this Agreement or as may be increased from time to time; or

•	a material reduction in the benefits that are in effect from time to time for employee; or

•	a relocation of the employee’s principal place of employment to a location which is beyond a 50 mile radius from San Antonio, Texas.

For Mr. Conyers and Ms. Marsh, “Good Reason” means:

•	the material failure by the Company, without employee’s consent, to pay to employee any portion of his current compensation within ten (10) days of the date any such compensation payment is due; or

•	the Company commits a material breach of any of the covenants, representations, terms or provisions of the employment agreement; or

•	any material diminution of employee’s title, function, duties, authority or responsibilities (including reporting requirements).

If, during the term of the employment agreement for each named executive officer or any extension thereof, an officer’s employment is terminated other than for Cause or Disability, by reason of the officer’s death or Retirement, or by such officer for Good Reason, then such officer will be entitled to receive the following:

•	Morris and Robinson: his annual base salary for a period of 18 months.

•

Conyers and Marsh: no provisions for termination of employment because at all times during the term of each officer’s employment agreements, such officer’s employment is at will and may be terminated by the Company for any reason with notice or cause.

If, following a change in control, an officer’s employment is terminated other than for Cause or Disability, by reason of the officer’s death or Retirement or by such officer for Good Reason, then such terminated officer will be entitled to the following:

•	Morris and Robinson: a lump sum payment equal to 1.5 times his annual base salary.

•	Conyers and Marsh: a lump sum payment equal to six months of his or her annual base salary.

If any lump sum payment to a named executive officer would individually or together with any other amounts paid or payable constitute an “excess parachute payment” within the meaning of Section 280G of the Internal

Revenue Code of 1986, as amended, and applicable regulations thereunder, the amounts to be paid will be increased so that each named executive officer, as the case may be, will be entitled to receive the amount of compensation provided in his contract after payment of the tax imposed by Section 280G.

In addition, unvested options that have been awarded to our named executive officers will vest upon any change in control.

The table below contains information concerning termination and change in control payments to each of our named executive officers as if the event occurred on December 31, 2009.

Name & Principal Position	Benefit	Before Change in Control Termination Without Cause or for Good Reason		Change of Control (1) (2)		After Change in Control Termination Without Cause or for Good Reason (2)
James R. Morris President and Chief Executive Officer	Severance Award Acceleration (3)	$ $	375,000 —	$ $	— —	$ $	375,000 —

Mendy Marsh Vice President and Chief Financial Officer	Severance Award Acceleration		$—	$ $	115,000 11,055	$ $	65,000 11,055

Craig Robinson Chief Operating Officer	Severance Award Acceleration	$ $	337,500 —	$ $	— 72,360	$ $	337,500 72,360

Doug Conyers Vice President of Engineering	Severance Award Acceleration	$ $	— —	$ $	140,000 30,300	$ $	76,000 30,300

(1)	These amounts on the severance pay row reflect a one-year extension of each officer’s respective employment agreement based on the named executive officer’s annual base salary on December 31, 2009 and would be paid over the 12-month extension period.

(2)	The amounts on the option acceleration row reflect the intrinsic value of equity awards and are based upon the closing price for a share of our common stock of $1.51 on December 31, 2009 minus the exercise price.

(3)	As of December 31, 2009, the strike price on all of Mr. Morris’ option grants were above the closing share price as of that date. Therefore, no amount was included in the above table for him as none of his grants had intrinsic value.

Outstanding Equity Awards at Fiscal-Year End

The table below contains certain information concerning outstanding option awards at December 31, 2009 for our named executive officers. None of the named executive officers had outstanding stock awards at December 31, 2009.

	OPTION AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/Share)		Option Expiration Date
James R. Morris	—	100,000		$1.83	10/1/2019
President and Chief Executive Officer	99,000	201,000		$1.55	9/2/2018

Mendy Marsh	24,750	50,250		$1.29	9/22/2018
Vice President and Chief Financial Officer	6,600	13,400		$1.52	7/30/2018
	1,650	3,350		$2.39	5/12/2018

Craig Robinson	99,000	201,000		$1.15	10/6/2018
Chief Operating Officer	—	100,000		$1.83	10/1/2019

Doug Conyers	—	15,000		$1.47	12/4/2019
Vice President of Engineering	— 66,000	45,000 34,000	$ $	0.85 3.00	1/8/2019 4/9/2017

Jeff Gehring	—	25,000		$0.85	1/8/2019
Vice President of Sales	8,250 100,000	16,750 —	$ $	4.10 0.15	1/31/2018 11/17/2014

Option Exercises and Stock Vested

There were no exercises of stock options and other stock awards during the fiscal year ended December 31, 2009, by our named executive officers.

Pension Benefits

GlobalSCAPE does not sponsor any pension benefit plans and none of the named executive officers contribute to such a plan.

Non-Qualified Deferred Compensation

GlobalSCAPE does not sponsor any non-qualified defined compensation plans or other non-qualified deferred compensation plans.

Compensation of Directors

The Board of Directors has the authority to determine the amount of compensation to be paid to its members for their services as directors and committee members and to reimburse directors for their expenses incurred in attending meetings.

During 2009, each director earned a monthly fee of $4,000. Mr. Brown also receives an additional fee of $1,000 per month for serving as Chairman of the Board of Directors. Employee directors are not compensated for their service as directors.

In addition to the monthly fee, each of our non-employee directors receives a grant of either 20,000 option shares of our common stock or a grant of 20,000 shares of restricted stock under the GlobalSCAPE, Inc. 2006 Non-Employee Directors Long-Term Equity Incentive Plan, or the 2006 Directors Plan. Under this plan, a maximum of 500,000 shares of GlobalSCAPE common stock may be awarded. At April 12, 2010, options to purchase a total of 160,000 shares were outstanding of which 160,000 were vested, and 58,080 restricted stock awards were outstanding none of which were vested.

The 2006 Directors Plan is administered by the Compensation Committee of the Board of Directors that will set the exercise price, term, and other conditions applicable to each stock option granted under the Plan. If options, as opposed to restricted stock shares, are awarded, the exercise share price shall be no less than 100% of the fair market value on the date of the award while the option terms and vesting schedules are at the discretion of the Compensation Committee. The 2006 Directors Plan provides that each year, at the first regular meeting of the Board of Directors immediately following GlobalSCAPE’s annual stockholder’s meeting, each non-employee director shall be granted or issued awards of 20,000 share options or 20,000 shares of restricted stock of GlobalSCAPE common stock, for participation in Board and Committee meetings during the previous calendar year. The maximum annual award for any one person is 20,000 share options or shares of restricted stock of GlobalSCAPE common stock. In 2009, the Compensation Committee granted restricted stock in an amount equal to the fair value of 20,000 options (14,520 shares).

The following table sets forth a summary of compensation for the fiscal year ended December 31, 2009 that GlobalSCAPE paid to each director. GlobalSCAPE does not sponsor a pension benefits plan, a non-qualified deferred compensation plan or a non-equity incentive plan for our directors; therefore, these columns have been omitted from the following table.

Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation(2)	Total
Thomas W. Brown	$60,000	$18,005	$9,112	$87,117
David L. Mann	$48,000	$18,005	$9,112	$75,117
Frank M. Morgan	$48,000	$18,005	$—	$66,005
Phillip M. Renfro	$48,000	$18,005	$13,347	$79,352

(1)	These amounts represent the aggregate grant date fair value of restricted stock awards for fiscal year 2009 calculated in accordance with FASB ASC Topic 718. See note 2 of the notes to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on March 30, 2010 for a discussion of all assumptions made in the calculation of this amount. Consists of premiums on health and dental insurance

(2)	Consists of premiums on health and dental insurance.

The table below contains certain information concerning outstanding option awards at December 31, 2009 for each of the directors.

Outstanding Equity Awards at Fiscal-Year End Table

Name	Option Awards
Thomas W. Brown	60,000
David L. Mann	60,000
Frank M. Morgan	60,000
Phillip M. Renfro	60,000

Restricted stock awards of 14,520 were granted to each director in 2009, which was equal to fair value of 20,000 options using the Black-Scholes valuation model. These awards will vest in June 2010.

PROPOSAL TWO

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

GlobalSCAPE’s Audit Committee has selected Grant Thornton LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2010. Although stockholder ratification is not required, the Board of Directors has directed that the selection of Grant Thornton LLP be submitted to the stockholders for ratification at the annual meeting. A representative of Grant Thornton LLP will be present at the annual meeting, will have an opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

The affirmative vote of the holders of a majority of the votes cast is required to ratify the selection of Grant Thornton LLP. In the event the stockholders fail to ratify the appointment, the Board may reconsider its appointment for this year. Even if the appointment is ratified, the Board, in its discretion, may, if circumstances dictate, direct the appointment of a different independent registered public accounting firm at any time during the year if the Board determines that such a change would be in the Company’s and its stockholders’ best interests.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS GLOBALSCAPE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

PRINCIPAL AUDITOR FEES AND SERVICES

Audit Fees. The aggregate fees billed for professional services rendered by PMB Helin Donovan and Grant Thornton in connection with their respective audits of our financial statements and reviews of the condensed financial statements included in our Quarterly Reports on Form 10-Q and services that were provided in connection with statutory and regulatory filings or engagements were $207,777 and $170,181 for Grant Thornton in 2009 and 2008, respectively; and $43,365 for PMB Helin Donovan in 2008.

Audit-Related Fees. There were no fees paid to Grant Thornton in 2009 or 2008 for services other than the audit or review of GlobalSCAPE’s financial statements.

All Other Fees. There were no aggregate fees billed for other services, exclusive of the fees disclosed above relating to financial statement audit services, rendered by Grant Thornton during the years ended December 31, 2009 or December 31, 2008.

Consideration of Non-Audit Services Provided by the Independent Auditors. The Audit Committee has considered whether the services provided for non-audit services are compatible with maintaining Grant Thornton’s independence, and has concluded that the independence of such firm has been maintained.

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Audit Committee’s policy is to pre-approve all audit, audit-related and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services, and other services. The Audit Committee may also pre-approve particular services on a case-by-case basis. The independent auditors are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with such pre-approval. The Audit Committee may also delegate pre-approval authority to one or more of its members. Such member(s) must report any decisions to the Audit Committee at the next scheduled meeting.

AUDIT COMMITTEE REPORT

The Audit Committee reviews GlobalSCAPE’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Audit Committee is responsible for engaging independent auditors to perform an independent audit of GlobalSCAPE’s consolidated financial statements in accordance with generally accepted accounting principles, to perform an independent audit of GlobalSCAPE’s internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, and to issue reports thereon. The Committee reviews and oversees these processes, including oversight of (i) the integrity of GlobalSCAPE’s financial statements, (ii) GlobalSCAPE’s independent auditors’ qualifications and independence, (iii) the performance of GlobalSCAPE’s independent auditors, and (iv) GlobalSCAPE’s compliance with legal and regulatory requirements.

In this context, the Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements and reviews of the quarterly financial statements with GlobalSCAPE’s management and the independent auditors. During 2009, the Committee met regularly with the independent auditors, with and without management present, to discuss the results of their audits and reviews, as well as the overall quality of the Company’s accounting principles.

2.	The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 114, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

3.	The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm their independence.

4.	Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in GlobalSCAPE’s Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the Securities and Exchange Commission.

This report is submitted by the members of the Audit Committee.

Phillip M. Renfro (Chairman)

David L. Mann

Frank M. Morgan

PROPOSAL THREE

APPROVAL OF 2010 EMPLOYEE LONG-TERM EQUITY INCENTIVE PLAN

Long-term equity incentive awards have historically been a part of our overall compensation plan. Most of our outstanding equity awards were granted under our 2000 Stock Option Plan, which expires in 2010. As a result, upon the recommendation of the Compensation Committee, our Board of Directors adopted the GlobalSCAPE, Inc. 2010 Employee Long-Term Equity Incentive Plan (the “Plan”) on March 16, 2010. If approved by stockholders, the Plan will replace the expiring 2000 Stock Option Plan and will provide us with the ability to continue to use equity-incentive awards as a part of our overall compensation structure.

Our 2000 Stock Option Plan, under which most of our currently outstanding equity awards were granted, expires in 2010. As a result, unless stockholders approve the Plan, we will be unable to continue to use equity-incentive awards as part of our overall compensation program. If the Plan is not approved, in order for our compensation levels to remain competitive within our peer group, we would have to restructure our compensation program and would likely need to include more cash incentives or other non-equity based awards. Such alternative awards would not necessarily align officers and employees interests with those of our stockholders.

While we believe that equity incentive awards should continue to be a significant part of our compensation program, in adopting the Plan our Board of Directors sought to strike an appropriate balance between having sufficient shares available under the Plan to achieve our goals related to the retention and motivation of employees, officers and directors and avoiding significant stockholder dilution.

General. On March 16, 2010, subject to stockholder approval, the GlobalSCAPE Board of Directors adopted the GlobalSCAPE, Inc. 2010 Employee Long-Term Equity Incentive Plan (the “2010 Employee Plan”), the full text of which is set forth in Appendix A to this Proxy Statement. The following summary of the 2010 Employee Plan is qualified in its entirety by reference to Appendix A. The effectiveness of the 2010 Employee Plan is subject to approval by GlobalSCAPE stockholders.

Purpose. The purpose of the 2010 Employee Plan is to employ and retain qualified and competent personnel and promote the growth and success of GlobalSCAPE by aligning the long-term interests of GlobalSCAPE’s key employees with those of GlobalSCAPE’s stockholders by providing an opportunity to acquire an interest in GlobalSCAPE and by providing both rewards for exceptional performance and long-term incentives for future contributions to the success of GlobalSCAPE.

Administration and Eligibility. The 2010 Employee Plan will be administered by the Compensation Committee of the Board of Directors and authorizes the Board to grant non-qualified stock options, incentive stock options, or issue restricted stock to those persons who are employees of GlobalSCAPE.

Shares Reserved and Awards. The 2010 Employee Plan reserves 3,000,000 shares of GlobalSCAPE common stock, subject to adjustment following certain events, as discussed below. The maximum annual award for any one employee is 200,000 shares of GlobalSCAPE common stock. If options, as opposed to restricted stock, are awarded, the exercise price per share shall be no less than 100% of the fair market value on the date of the award, unless the employee is awarded incentive stock options and at the time of the award, owns more than 10% of the voting power of all classes of stock of GlobalSCAPE. Under this circumstance, the exercise share price shall be no less than 110% of the fair market value on the date of the award. Option terms and vesting schedules are at the discretion of the Compensation Committee.

Option Exercise. An option is exercised when proper notice of exercise has been given to GlobalSCAPE, or the brokerage firm or firms approved by GlobalSCAPE, if any, to facilitate exercises and sales under the 2010 Employee Plan and either full cash payment, promissory notes, other shares of GlobalSCAPE common stock that have a fair market value equal to the exercise price, consideration received under a cashless exercise, or any combination of the methods for the shares with respect to which the option is exercised has been received by GlobalSCAPE or the brokerage firm or firms, as applicable.

Stockholder Rights. Except as otherwise provided in the 2010 Employee Plan, until the issuance of the share certificates evidencing the award shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the award shares.

Transferability of Awards. An award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in exchange for consideration, except that an award may be transferred by will or by the laws of descent or distribution and may be exercised, during the lifetime of the employee, only by the employee, unless the Committee permits further transferability, on a general or specific basis, in which case the Compensation Committee may impose conditions and limitations on any permitted transferability.

Termination of Awards. Unless otherwise provided in the applicable award agreement, vested options granted under the 2010 Employee Plan shall expire and cease to be exercisable as follows:

•	three (3) months after the date of the termination of the employee, other than in circumstances covered by the following three circumstances:

•	immediately upon termination of the employee for misconduct;

•	twelve (12) months after the date of the termination of the employee if such termination was by reason of disability; and

•	twelve (12) months after the date of the death of the employee.

U.S. Federal Tax Consequences

The following discussion summarizes the material federal income tax consequences of participation in the 2010 Employee Plan. This discussion is general in nature and does not address issues related to the tax circumstances of any particular employee. The discussion is based on federal income tax laws in effect on the date hereof and is, therefore, subject to possible future changes in law. This discussion does not address state, local, and foreign tax consequences.

Stock Options. In general, the grant of an option will not be a taxable event to the recipient and it will not result in a deduction to GlobalSCAPE. The tax consequences associated with the exercise of an option and the subsequent disposition of shares of common stock acquired on the exercise of such option depend on whether the option is a nonqualified stock option or an incentive stock option.

Upon the exercise of a nonqualified stock option, the participant will recognize ordinary taxable income equal to the excess of the fair market value of the shares of common stock received upon exercise over the exercise price. GlobalSCAPE will generally be able to claim a deduction in an equivalent amount. Any gain or loss upon a subsequent sale or exchange of the shares of common stock will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of common stock.

Generally, a participant will not recognize ordinary taxable income at the time of exercise of an incentive stock option and no deduction will be available to GlobalSCAPE, provided the option is exercised while the participant is an employee or within three months following termination of employment (longer, in the case of disability or death). If an incentive stock option granted under the 2010 Employee Plan is exercised after these periods, the exercise will be treated for federal income tax purposes as the exercise of a nonqualified stock option. Also, an incentive stock option granted under the 2010 Employee Plan will be treated as a nonqualified stock option to the extent it (together with other incentive stock options granted to the participant by GlobalSCAPE) first becomes exercisable in any calendar year for shares of common stock having a fair market value, determined as of the date of grant, in excess of $100,000.

If shares of common stock acquired upon exercise of an incentive stock option are sold or exchanged more than one year after the date of exercise and more than two years after the date of grant of the option, the participant will not recognize ordinary income in connection with such sale or exchange, and any gain or loss will be long-term capital gain or loss. If shares of common stock acquired upon exercise of an incentive stock option are disposed of prior to the expiration of these one-year or two-year holding periods (a “Disqualifying Disposition”), the participant will recognize ordinary income at the time of disposition, and GlobalSCAPE will generally be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares of common stock at the date of exercise over the exercise price. Any additional gain following the date of exercise will be treated as capital gain, long-term or short-term, depending on how long the shares of common stock have been held. Where shares of common stock are sold or exchanged in a Disqualifying Disposition (other than certain related party transactions) for an amount less than their fair market value at the date of exercise, any ordinary income recognized in connection with the Disqualifying Disposition will be limited to the amount of gain, if any, recognized in the sale or exchange, and any loss will be a long-term or short-term capital loss, depending on how long the shares of common stock have been held.

If an option is exercised through the use of shares of common stock previously owned by the participant, such exercise generally will not be considered a taxable disposition of the previously owned shares and, thus, no gain or loss will be recognized with respect to such previously owned shares upon such exercise. The amount of any built-in gain on the previously owned shares generally will not be recognized until the new shares acquired on the option exercise are disposed of in a sale or other taxable transaction.

Although the exercise of an incentive stock option as described above would not produce ordinary taxable income to the participant, it would result in an increase in the participant’s alternative minimum taxable income and may result in an alternative minimum tax liability.

Restricted Shares. A participant who receives restricted shares will generally recognize ordinary income at the time that they “vest,” that is, when they are not subject to a substantial risk of forfeiture. The amount of ordinary income so recognized will generally be the fair market value of the common stock at the time the shares vest, less the amount, if any, paid for the shares. This amount is generally deductible for federal income tax purposes by GlobalSCAPE. Dividends paid with respect to common stock that is nonvested will be ordinary compensation income to the participant (and generally deductible by GlobalSCAPE). Any gain or loss upon a subsequent sale or exchange of the shares of common stock, measured by the difference between the sale price and the fair market value on the date the shares vest, will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of common stock. The holding period for this purpose will begin on the date following the date the shares vest.

In lieu of the treatment described above, a participant may elect to recognize income under Section 83(b) of the Internal Revenue Code in the year of grant of such restricted shares. In such event, the participant will recognize income in the amount of the fair market value of the restricted shares at the time of grant (determined without regard to any restrictions other than restrictions which by their terms will never lapse), less the amount, if any, paid for the shares and GlobalSCAPE will generally be entitled to a corresponding deduction. Dividends paid with respect to shares as to which a proper Section 83(b) election has been made will not be deductible to GlobalSCAPE. If a Section 83(b) election is made and the restricted shares are subsequently forfeited, the participant will not be entitled to any offsetting tax deduction, and will recognize a loss equal to the excess (if any) of the amount paid for such shares (if any) and the amount realized upon such forfeiture (if any).

Amendments. GlobalSCAPE’s Board or the Committee may amend or terminate the 2010 Employee Plan from time to time in such respects as the Board may deem advisable (including, but not limited to, amendments which the Board deems appropriate to enhance GlobalSCAPE’s ability to claim deductions related to stock option exercises); provided, that to the extent an amendment to the 2010 Employee Plan increases the maximum number of shares available under the plan, changes the class of individuals eligible to receive awards under the plan, or requires stockholder approval under the rules of the NYSE Amex, such other exchange upon which

GlobalSCAPE common stock is either quoted or traded, or the SEC, stockholder approval shall be required for any such amendment of the 2010 Employee Plan. Subject to the foregoing, it is specifically intended that the Board or Committee may amend the 2010 Employee Plan without stockholder approval to comply with legal, regulatory, and listing requirements and to avoid unanticipated consequences deemed by the Committee to be inconsistent with the purpose of the 2010 Employee Plan or any award agreement.

Adjustments. If the outstanding shares of GlobalSCAPE’s common stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities or property of GlobalSCAPE or of another corporation, or if the number of such shares of common stock shall be increased by a stock dividend or stock split, there shall be substituted for or added to each share of common stock reserved for the purposes of the 2010 Employee Plan, whether or not such shares are at the time subject to outstanding awards, the number and kind of shares of stock or other securities or property into which each outstanding share of common stock shall be so changed or for which it shall be so exchanged, or to which each such share shall be entitled, as the case may be. Outstanding awards shall also be considered to be appropriately amended as to price and other terms as may be necessary or appropriate to reflect the foregoing events. If there shall be any other change in the number or kind of the outstanding shares of GlobalSCAPE’s common stock, or of any stock or other securities or property into which such common stock shall have been changed, or for which it has been exchanged, and if the Committee shall in its sole discretion determine that such change equitably requires an adjustment in the number or kind or price of the shares then reserved for the purposes of the 2010 Employee Plan, or in any award previously granted or which may be granted under the 2010 Employee Plan, then such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the 2010 Employee Plan.

In addition, the Committee shall have the power, in the event of any merger or consolidation involving GlobalSCAPE to amend all outstanding awards to permit the exercise thereof in whole or in part at anytime, or from time to time, prior to the effective date of any such merger or consolidation and to terminate each such award as of such effective date.

Estimate of Benefits. The number of shares of restricted stock or stock options that will be awarded to the named executive officers of GlobalSCAPE is within the discretion of the Compensation Committee and therefore is not currently determinable.

Effectiveness. Upon effectiveness, the 2010 Employee Plan shall remain in effect until the tenth anniversary of the effective date or until terminated under the terms of the plan or extended by an amendment approved by GlobalSCAPE stockholders.

Votes Required. Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy and entitled to vote on this item at the annual meeting is necessary to approve the 2010 Employee Long-Term Equity Incentive Plan. The enclosed form of proxy provides a means for stockholders to vote for the approval of the 2010 Employee Plan, to vote against it or to abstain from voting with respect to it. If a stockholder executes and returns a proxy, but does not specify how the shares represented by such stockholder’s proxy are to be voted, such shares will be voted FOR the 2010 Employee Plan. Abstentions will have the same legal effect as a vote against this proposal. Non-votes are not considered present at the meeting for this proposal and will have no effect on the approval of the 2010 Employee Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2010 EMPLOYEE LONG-TERM EQUITY INCENTIVE PLAN.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

You may submit proposals for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in our proxy statement for the annual meeting next year, the Corporate Secretary must receive the written proposal at our principal executive offices no later than December 24, 2010. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary

4500 Lockhill Selma Rd, Suite 150

San Antonio, TX 78249

For a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8, the stockholder must provide the information required by our Bylaws and give timely notice to the Corporate Secretary in accordance with our Bylaws, which, in general require that the notice be received by the Corporate Secretary:

•	Not earlier than the close of business on January 23, 2011; and

•	Not later than the close of business on February 22, 2011.

If the date of the stockholder meeting is moved more than 30 days after the anniversary of our annual meeting for the prior year, then notice of a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8 must be received no later than the 10th day following the date on which a notice of the date of the annual meeting is mailed or the date of the meeting is publicly announced.

AVAILABLE INFORMATION

We are a reporting company under the Securities Exchange Act of 1934, as amended, and file annual, quarterly, and special reports and other information with the SEC. You may read and copy any material that we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain more information about the SEC’s Public Reference Room by calling 1-800-SEC-0330. The SEC also maintains an Internet site that contains all of these reports and other information regarding our company and other issuers that file electronically with the SEC at http://www.sec.gov. We also post links to our SEC filings at our web site at http://www.globalscape.com.

You may request a copy of GlobalSCAPE’s annual, quarterly, and current reports, proxy statements, and other information at no cost, including our annual report on Form 10-K, including financial statements and schedules thereto, for the year ended December 31, 2009, by writing or telephoning GlobalSCAPE at the following address:

Chief Financial Officer

GlobalSCAPE, Inc.

4500 Lockhill Selma, Suite 150

San Antonio, Texas 78249

(210) 308-8267

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any other matter that will be brought before the annual meeting. However, if any other matter properly comes before the annual meeting, or any adjournment thereof, the person or persons voting the proxies will vote on such matters in accordance with their best judgment and discretion.

By Order of the Board of Directors,

James R. Morris
President and Chief Executive Officer

April 22, 2010

San Antonio, TX

APPENDIX A

GLOBALSCAPE, INC.

2010 EMPLOYEE LONG-TERM EQUITY INCENTIVE PLAN

GLOBALSCAPE, INC.

2010 EMPLOYEE LONG-TERM EQUITY INCENTIVE PLAN

GLOBALSCAPE, INC.

2010 Employee Long-Term Equity Incentive Plan

PART I

PURPOSE, ADMINISTRATION AND RESERVATION OF SHARES

SECTION 1. Purpose of this Plan. The purposes of this Plan are to (a) employ and retain qualified and competent personnel and (b) promote the growth and success of the Company’s and its Subsidiaries’ business by (i) aligning the long-term interests of the Company’s and its Subsidiaries’ key employees with those of the Company’s stockholders by providing an opportunity to acquire an interest in the Company and (ii) providing rewards for exceptional performance and long-term incentives for future contributions to the success of the Company and its Subsidiaries.

This Plan permits the grant of Non-Qualified Stock Options, Incentive Stock Options or Restricted Stock, at the discretion of the Committee and as reflected in the terms of the Award Agreement. Each Award will be subject to conditions specified in this Plan.

SECTION 2. Definitions. As used herein, the following definitions shall apply:

(a) “Award” means any award or benefit granted under this Plan, including Options and Restricted Stock.

(b) “Award Agreement” means a written or electronic agreement between the Company and the Participant setting forth the terms of the Award.

(c) “Beneficial Ownership” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

(d) “Board” means the Company’s Board of Directors.

(e) “Change in Control Value” has the meaning set forth in Section 5(b).

(f) “Change of Control” means the first day that any one or more of the following conditions has been satisfied:

(i) the sale, transfer, or assignment to, or other acquisition by any other entity or entities (other than a Subsidiary), of all or substantially all of the Company’s assets and business in one or a series of related transactions;

(ii) a third person, including a “group” as determined in accordance with Section 13(d) or 14(d) of the Exchange Act, obtains the Beneficial Ownership of Common Stock having fifty percent (50%) or more of the then total number of votes that may be cast for the election of members of the Board; provided, however, that if Thomas W. Brown and/or David L. Mann acquire, directly or indirectly, Beneficial Ownership of Common Stock having 50% or more of the then total number of votes that may be cast for the election of members of the Board, then it shall not be deemed a Change of Control; or

(iii) during any two-consecutive year period, the individuals who, at the beginning of such period, constitute the Board (“Incumbent Directors”) cease for any reason other than death to constitute at least a majority of the members of the Board; provided, however, that except as set forth in this Section 2(f)(iii), an individual who becomes a member of the Board subsequent to the beginning of the two-year period, shall be deemed to have satisfied such two-year requirement and shall be deemed an Incumbent Director if such Director was elected by or on the recommendation of, or with the approval of, at least two-thirds of the Directors who then qualified as Incumbent Directors either actually (because they were Directors at the beginning of such period) or by operation of the provisions of this

Section; if any such individual initially assumes office as a result of or in connection with either an actual or threatened solicitation with respect to the election of Directors (as such terms are used in Rule 14a-12(c) of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitations of proxies or consents by or on behalf of a person other than the Board, then such individual shall not be considered an Incumbent Director; or

(iv) a merger, consolidation, reorganization or other business combination (a “Transaction”), as a result of which the stockholders of the Company immediately prior to such Transaction own, directly or indirectly, immediately following such Transaction less than a majority of the combined voting power of the outstanding voting securities of the entity resulting from such Transaction.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Committee” means the Compensation Committee appointed by the Board, which shall be comprised of three or more outside Directors (within the meaning of the term “outside directors” as used in section 162(m) of the Code, and applicable interpretive authority under the Code, and within the meaning of “Non-Employee Director” under SEC Rule 16b-3 promulgated under the Exchange Act).

(i) “Common Stock” means the common stock of the Company, par value $.001 per Share.

(j) “Company” means GlobalSCAPE, Inc., a Delaware corporation, and any successor thereto.

(k) “Director” means a member of the Board.

(l) “Effective Date” means the date on which the Company’s stockholders have approved this Plan in accordance with applicable NYSE AMEX rules, or the rules of such other exchange or quotation service upon which the Company’s Common Stock is then either quoted or traded.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” means the closing price per share of the Common Stock on the NYSE AMEX as to the date specified (or the previous trading day if the date specified is a day on which no trading occurred), or if the NYSE AMEX shall cease to be the principal exchange or quotation system upon which the shares of Common Stock are listed or quoted, then such exchange or quotation system upon which the Company elects to list or quote its shares of Common Stock.

(o) “Incentive Stock Option” means any Option intended to qualify as an incentive stock option with in the meaning of Section 422 of the Code.

(p) “Incumbent Directors” has the meaning set forth in Section 2(f)(iii).

(q) “Misconduct” means the termination of employment for “cause” as defined in Participant’s employment agreement or in the absence of such an agreement or such a definition, “Misconduct” will mean a determination by the Committee that Participant (i) has engaged in personal dishonesty, willful violation of any law, rule, or regulation (other than minor traffic violations or similar offenses), or breach of fiduciary duty involving personal profit, (ii) is unable to satisfactorily perform or has failed to satisfactorily perform Participant’s duties and responsibilities for the Company or any affiliate, (iii) has been convicted of, or plead nolo contendere to, any felony or a crime involving moral turpitude, (iv) has engaged in negligence or willful misconduct in the performance of his duties including, but not limited to, willfully refusing without proper legal reason to perform Participant’s duties and responsibilities, (v) has materially breached any corporate policy or code of conduct established by the Company or any affiliate as such policies or codes may be adopted from time to time, (vi) has violated the terms of any confidentiality, nondisclosure, intellectual property, nonsolicitation, noncompetition, proprietary information and inventions, or any other agreement between Participant and the Company related to Participant’s employment, or (vii) has engaged in conduct that is likely to have a deleterious effect on the Company or any affiliate or their legitimate business interests including, but not limited to, their goodwill and public image.

(r) “Non-Qualified Stock Option” means an Option that does not qualify or is not intended to qualify as an Incentive Stock Option.

(s) “NYSE AMEX” means the NYSE Amex, LLC.

(t) “Option” means a Non-Qualified Stock Option or an Incentive Stock Option granted pursuant to Section 8 of this Plan.

(u) “Optionee” means a Participant who has been granted an Option.

(v) “Participant” means any employee of the Company or any of its Subsidiaries that has been granted an Award.

(w) “Plan” means this GlobalSCAPE , Inc. 2010 Employee Long-Term Equity Incentive Plan, including any amendments thereto.

(x) “Reprice” or “Repricing” shall mean the adjustment or amendment of the exercise price of Options previously awarded whether through amendment, cancellation, replacement of grants or any other means.

(y) “Restricted Stock” means a grant of Shares pursuant to Section 9 of this Plan.

(z) “SEC” means the Securities and Exchange Commission.

(aa) “Share” means one share of Common Stock, as adjusted in accordance with Section 5 of this Plan.

(bb) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code, a limited liability company, partnership or other entity in which the Company controls fifty percent (50%) or more of the voting power or equity interests, or an entity with respect to which the Company possesses the power, directly or indirectly, to direct or cause the direction of the management and policies of that entity, whether through the Company’s ownership of voting securities, by contract or otherwise.

(cc) “Transaction” has the meaning set forth in Section 2(f)(iv).

SECTION 3. Administration of this Plan.

(a) Authority. This Plan shall be administered by the Committee. The Committee has full and exclusive power to administer this Plan on behalf of the Board, subject to such terms and conditions as the Committee may prescribe. Notwithstanding anything herein to the contrary, the Committee’s power to administer this Plan, and actions the Committee takes under this Plan, shall be limited by the provisions set forth in the Committee’s charter, as such charter may be amended from time to time, and the further limitation that certain actions may be subject to review and approval by the full Board and/or stockholders.

(b) Powers of the Committee. Subject to the other provisions of this Plan, the Committee has the authority, in its discretion:

(i) to determine the Participants to whom Awards, if any, will be granted hereunder;

(ii) to grant Awards to Participants and to determine the terms and conditions of such Awards, including the determination of the Fair Market Value of the Shares, the number of Shares to be represented by each Award and the vesting schedule, the exercise price, the timing of such Awards, and to modify or amend each Award, with the consent of the Participant when required;

(iii) to construe and interpret this Plan and the Awards granted hereunder;

(iv) to prescribe, amend, and rescind rules and regulations relating to this Plan, including the forms of Award Agreements, and manner of acceptance of an Award, such as correcting a defect or supplying any omission, or reconciling any inconsistency so that this Plan or any Award Agreement complies with applicable law, rules, regulations and listing requirements and to avoid unanticipated consequences deemed by the Committee to be inconsistent with the purposes of this Plan or any Award Agreement;

(v) to accelerate or defer (with the consent of the Participant) the exercise or vested date of any Award;

(vi) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted by the Committee; and

(vii) to make all other determinations deemed necessary or advisable for the administration of this Plan;

provided, that, no consent of a Participant is necessary under clauses (i) or (v) if a modification, amendment, acceleration, or deferral, in the reasonable judgment of the Committee, confers a benefit on the Participant or is made pursuant to an adjustment in accordance with Section 5.

(c) Effect of Committee’s Decision. All decisions, determinations, and interpretations of the Committee shall be final and binding on all Participants, the Company (including its Subsidiaries), any stockholder and all other persons.

(d) Delegation. To the extent permitted by the Committee’s charter, as such charter may be amended from time to time, the Committee may delegate its authority and duties under this Plan to one or more persons other than its members to carry out its policies and directives, including the authority to grant Awards, subject to the limitations and guidelines set by the Committee, except that (i) the authority to grant or administer Awards with respect to persons who are subject to Section 16 of the Exchange Act, or to persons who are “covered employees” (within the meaning of Treasury Regulation, Section 1.162-27(c)(2)), shall not be delegated by the Committee; and (ii) any such delegation shall satisfy any other applicable requirements of Rule 16b-3 of the Exchange Act, or any successor provision. Any action by any such delegate(s) within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee. Any person to whom such authority is granted shall continue to be eligible to receive Awards under this Plan, provided that such Awards are granted directly by the Committee without delegation.

(e) Compliance with Code Section 409A. The parties intend that this Plan and Awards be, at all relevant times, in compliance with (or exempt from) Section 409A of the Code and all other applicable laws, and this Plan shall be so interpreted and administered. In addition to the general amendment rights of the Company with respect to the Plan, the Company specifically retains the unilateral right (but not the obligation) to make, prospectively or retroactively, any amendment to this Plan or any related document as it deems necessary or desirable to more fully address issues in connection with compliance with (or exemption from) Section 409A of the Code and other laws. In no event, however, shall this section or any other provisions of this Plan be construed to require the Company to provide any gross-up for the tax consequences of any provisions of, or payments under, this Plan. The Company and its affiliates shall have no responsibility for tax or legal consequences to any Participant (or beneficiary) resulting from the terms or operation of this Plan.

SECTION 4. Shares Subject to this Plan.

(a) Reservation of Shares. The shares of Common Stock reserved under this Plan shall be 3,000,000 shares of Common Stock. If an Award expires, is forfeited or becomes unexercisable for any reason without having been exercised in full, the undelivered Shares which were subject thereto shall, unless this Plan has been terminated, become available for future Awards under this Plan. The Shares may be authorized but unissued, or reacquired shares of Common Stock. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Plan.

(b) Time of Granting Awards. The date of grant of an Award shall, for all purposes, be the date on which the Company completes the corporate action relating to the grant of such Award and all conditions to the grant have been satisfied, provided that conditions to the exercise of an Award shall not defer the date of grant. Notice of a grant shall be given to each Participant to whom an Award is so granted within a reasonable time after the determination has been made.

(c) Securities Law Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated under either of such Acts, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(d) Substitutions and Assumptions. The Board or the Committee has the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies, provided such substitutions and assumptions are permitted by Section 424 of the Code and the regulations promulgated thereunder. The number of Shares reserved pursuant to Section 4(a) may be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of Shares subject to Awards before and after the substitution.

SECTION 5. Adjustments to Shares Subject to this Plan.

(a) Adjustments. If the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities or property of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split up, combination of shares or otherwise), or if the number of such shares of Common Stock shall be increased by a stock dividend or stock split, there shall be substituted for or added to each share of Common Stock theretofore reserved for the purposes of this Plan, whether or not such shares are at the time subject to outstanding Awards, the number and kind of shares of stock or other securities or property into which each outstanding share of Common Stock shall be so changed or for which it shall be so exchanged, or to which each such share shall be entitled, as the case may be. Outstanding Awards shall also be considered to be appropriately amended as to price and other terms as may be necessary or appropriate to reflect the foregoing events. No adjustment pursuant to this Section 5 shall be deemed a Repricing of an Option or any other Award. If there shall be any other change in the number or kind of the outstanding shares of Common Stock, or of any stock or other securities or property into which such Common Stock has been changed, or for which it has been exchanged, and if the Committee shall in its sole discretion determine that such change equitably requires an adjustment in the number or kind or price of the shares then reserved for the purposes of this Plan, or in any Award theretofore granted or which may be granted under this Plan, then such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan. In making any such substitution or adjustment pursuant to this Section 5, fractional shares may be ignored.

(b) Amendments. The Committee has the power, in the event of any Transaction, to (1) amend all outstanding Options to permit the exercise thereof in whole or in part at anytime, or from time to time, prior to the effective date of any such Transaction and (2) to terminate each such Option as of such effective date and pay each holder of such Award an amount of cash per share equal to the excess, if any, of the Change in Control Value (as hereinafter defined) of the shares subject to such Option over the exercise price under such Options for such shares. For purposes of this subsection (b), the “Change in Control Value” shall be the per share price paid to stockholders of the Company in the Transaction, provided that in the event that the consideration offered to stockholders of the Company consists of anything other than cash, the Committee will determine, in its sole and absolute discretion, the fair cash equivalent portion of the consideration offered that is other than cash.

(c) No Other Adjustment. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to an Award.

(d) Limitations under Code Section 409A. Notwithstanding as otherwise provided in this Section 5, no adjustment or amendment shall be taken under this Section 5 that:

(i) with respect to any Awards that are not subject to Section 409A of the Code as of the date of such action, would cause such Award to be subject to the requirements of Section 409A of the Code without satisfying such requirements; or

(ii) with respect to Awards subject to Section 409A of the Code, would constitute (i) a change in the time and form of payment under such Award, unless consented to by the Participant and otherwise satisfies the requirements of Treasury Regulation §1.409A-2(b), (ii) an acceleration of payment under the Award in prohibition of section 409A(a)(3) of the Code and the regulations thereunder, taking into consideration the exceptions provided under Treasury Regulation §1.409A-3(j)(4) for certain accelerations, or (iii) a violation of Section 409A of the Code not otherwise referenced herein that would trigger adverse tax consequences for the Participant.

PART II

TERMS APPLICABLE TO ALL AWARDS

SECTION 6. General Eligibility and Annual Maximum Award; Procedure for Exercise of Awards; Rights as a Stockholder.

(a) General Eligibility. Awards may be granted only to Participants.

(b) Maximum Annual Participant Award. The aggregate number of Shares with respect to which an Award or Awards may be granted to any one Participant in any one taxable year of the Company shall not exceed 200,000 shares of Common Stock (subject to adjustment as set forth in Section 5(a)).

(c) Procedure. An Award shall be exercised when written or electronic notice of exercise has been given to the Company, or the brokerage firm or firms approved by the Company to facilitate exercises and sales under this Plan, in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been received by the Company or the brokerage firm or firms, as applicable. The notification to the brokerage firm shall be made in accordance with procedures of such brokerage firm approved by the Company. The Company shall issue (or cause to be issued) such share certificate promptly upon exercise of and full payment for the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the share certificate is issued, except as provided in Section 5 of this Plan.

(d) Method of Payment. The consideration to be paid for the Shares to be issued upon exercise of an Award, including the method of payment, shall be determined by the Committee (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of (1) cash, (2) check, (3) promissory note, (4) other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (6) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Committee shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

(e) Stockholder Rights. Except as otherwise provided in this Plan, until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the share certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to the Award, notwithstanding the exercise of the Award.

(f) Non-Transferability of Awards. An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in exchange for consideration, except that an Award may be transferred by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant; unless the Committee permits further transferability, on a general or specific basis, in which case the Committee may impose conditions and limitations on any permitted transferability.

SECTION 7. Effect of Change of Control. Notwithstanding any other provision in this Plan to the contrary, the following provisions shall apply unless otherwise provided in the most recently executed agreement between the Participant and the Company, or specifically prohibited under applicable laws, or by the rules and regulations of any applicable governmental agencies or national securities exchanges or quotation systems.

(a) Acceleration. Awards of a Participant shall be Accelerated (as defined in Section 7(b)) upon the occurrence of a Change of Control.

(b) Definition. For purposes of this Section 7, Awards of a Participant being “Accelerated” means, with respect to such Participant:

(i) any and all Options shall become fully vested and immediately exercisable, and shall remain exercisable throughout their entire term; and

(ii) any restriction periods and restrictions imposed on Restricted Stock shall lapse.

PART III

SPECIFIC TERMS APPLICABLE TO OPTIONS AND STOCK AWARDS

SECTION 8. Grant, Terms and Conditions of Options.

(a) Designation. Each Option shall be designated in an Award Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess Options shall be treated as Non-Qualified Stock Options. Options shall be taken into account in the order in which they were granted.

(b) Term of Options. The term of each Option shall be established by the Committee in its sole and absolute discretion at the date of grant. However, the term of each Incentive Stock Option shall be no more than 10 years from the date of grant, and, in the case of an Incentive Stock Option granted to a Participant who, at the time the Option is granted, owns Shares representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, the term of the Option shall be no more than 5 years from the date of grant.

(c) Vesting. Options granted pursuant to this Section 8 shall vest pursuant to the periods, terms and conditions determined by the Committee in its sole discretion. The Committee in its sole and absolute discretion may provide that an Option will be vested or exercisable upon (1) the attainment of one or more performance goals or targets established by the Committee; (2) the Optionee’s continued employment as an Employee with the Company for a specified period of time; (3) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole and absolute discretion; or (4) a combination of any of the foregoing. Each Option may, in the sole and absolute discretion of the Committee, have different provisions with respect to vesting and/or exercise of the Option. To the extent Options vest and become exercisable in increments, such Options shall cease vesting as of the termination of such Optionee’s employment for any reason other than death, in which case such Options shall immediately vest in full.

(d) Exercise Prices.

(i) The per Share exercise price under an Incentive Stock Option shall be: (A) if granted to a Participant who, at the time of the grant of such Incentive Stock Option, owns shares representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share of the Common Stock on the date the Option is granted, or (B) if granted to any other Participant, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share of the Common Stock on the date the Option is granted.

(ii) The per Share exercise price under a Non-Qualified Stock Option shall be no less than 100% of the Fair Market Value per Share of the Common Stock on the date the Option is granted.

(iii) Except as otherwise provided in this Plan, in no event shall the Board or the Committee be permitted to Reprice an Option after the date of grant without stockholder approval.

(e) Exercise. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee at the time of grant, as provided in the applicable Award Agreement, and as are permissible under the terms of this Plan. An Option may not be exercised for a fraction of a Share.

(f) Expiration of Options upon Termination of Employment. Unless otherwise provided in the applicable Award Agreement as determined by the Committee at the time of grant, Options granted under this Plan, shall expire and cease to be exercisable as follows:

(i) three (3) months after the date of the termination of Optionee’s employment, other than in circumstances covered by (ii), (iii) or (iv) below;

(ii) immediately upon termination of Optionee’s employment for Misconduct;

(iii) twelve (12) months after the date of the termination of a Optionee’s employment if such termination was by reason of disability (within the meaning of Section 22(e)(3) of the Code); and

(iv) twelve (12) months after the date of the death of a Participant.

Notwithstanding the foregoing in this subsection (f), the Committee has the authority to extend the expiration date of any outstanding Option in circumstances in which it deems such action to be appropriate, provided that no such extension shall extend the term of an Option beyond the date on which the Option would have expired if no termination of the Optionee’s employment had occurred. To the extent that the extension of the expiration date results in an Option no longer qualifying as an Incentive Stock Option, such extension shall not be effective unless Optionee approves the extension and waives any and all claims against the Committee and the Company for any losses resulting from the disqualification of the Incentive Stock Option.

SECTION 9. Grant, Terms and Conditions of Stock Awards.

(a) Designation. Restricted Stock may be granted either alone, in addition to, or in tandem with other Awards granted under this Plan. After the Committee determines that it will offer Restricted Stock, it will advise the Participant in writing or electronically, by means of an Award Agreement, of the terms, conditions and restrictions, including vesting, if any, related to the offer, including the number of Shares that the Participant shall be entitled to receive or purchase, the price to be paid, if any, and, if applicable, the time within which the Participant must accept the offer. The offer shall be accepted by execution of an Award Agreement or as otherwise directed by the Committee. The term of each award of Restricted Stock shall be at the discretion of the Committee.

(b) Vesting. The Committee shall determine the time or times within which an Award of shares of Restricted Stock may be subject to forfeiture, the vesting schedule and the rights to acceleration thereof, and all other terms and conditions of the Award. The Committee may, but shall not be required, provide that vesting of such Award will occur upon (1) the attainment of one or more performance goals or targets established by the Committee, which are based on (i) percentage increases in net revenue, (ii) earnings before or after interest, taxes, depreciation, and/or amortization, and (iii) operating income (which for purposes of this calculation shall equal net income as determined in accordance with GAAP plus stock compensation expense); (2) the Optionee’s continued employment or service with the Company for a specified period of time; (3) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole and absolute discretion; or (4) a combination of any of the foregoing. Subject to the applicable provisions of the Award Agreement and this Section 9, upon termination of a Participant’s employment for any reason, all Restricted Stock subject to the Award Agreement may vest or be forfeited in accordance with the terms and conditions established by the Committee as specified in the Award Agreement. Each Restricted Stock Award may, in the sole and absolute discretion of the Committee, have different forfeiture and vesting provisions.

PART IV

TERM OF PLAN AND STOCKHOLDER APPROVAL

SECTION 10. Term of Plan. This Plan shall become effective as of the Effective Date and shall continue in effect until the tenth anniversary of the Effective Date or until terminated under Section 11 of this Plan or extended by an amendment approved by the stockholders of the Company pursuant to Section 11(a).

SECTION 11. Amendment and Termination of this Plan.

(a) Amendment and Termination. The Board or the Committee may amend or terminate this Plan from time to time in such respects as the Board may deem advisable (including, but not limited to, amendments which the Board deems appropriate to enhance the Company’s ability to claim deductions related to stock option exercises); provided, that to the extent an amendment to this Plan (1) increases the maximum number of shares available under the Plan, (2) changes the class of individuals eligible to receive Awards under the Plan, or (3) requires stockholder approval under the rules of the NYSE AMEX, such other exchange or quotation service upon which the Company’s Common Stock is either quoted or traded, or the SEC, stockholder approval shall be required for any such amendment of this Plan. Subject to the foregoing, it is specifically intended that the Board or Committee may amend this Plan without stockholder approval to comply with legal, regulatory and listing requirements and to avoid unanticipated consequences deemed by the Committee to be inconsistent with the purpose of this Plan or any Award Agreement.

(b) Effect of Amendment or Termination. Any amendment or termination of this Plan shall not impair the rights of Participants under previously-granted Awards and such Awards shall remain in full force and effect as if this Plan had not been so amended or terminated, unless mutually agreed otherwise between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company.

SECTION 12. Stockholder Approval. The effectiveness of this Plan is subject to approval by the stockholders of the Company in accordance with applicable NYSE AMEX rules, or the rules of such other exchange upon which the Company’s Common Stock is either quoted or traded at the time the Plan becomes effective.

PART V

MISCELLANEOUS

SECTION 13. Unfunded Plan. The adoption of this Plan and any setting aside of amounts by the Company with which to discharge its obligations hereunder shall not be deemed to create a trust. The benefits provided under this Plan shall be a general, unsecured obligation of the Company payable solely from the general assets of the Company, and neither a Participant nor the Participant’s beneficiaries or estate has any interest in any assets of the Company by virtue of this Plan. Nothing in this Section 13 shall be construed to prevent the Company from implementing or setting aside funds in a grantor trust subject to the claims of the Company’s creditors. Legal and equitable title to any funds set aside, other than any grantor trust subject to the claims of the Company’s creditors, shall remain in the Company and any funds so set aside shall remain subject to the general creditors of the Company, present and future. Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and the Award Agreements.

SECTION 14. Representations and Legends. The Committee may require each person purchasing shares pursuant to an Award under this Plan to represent to and agree with the Company in writing that the purchaser is acquiring the shares without a view to distribution thereof. In addition to any legend required by this Plan, the certificate for such shares may include any legend which the Committee deems appropriate to reflect a restriction on transfer.

All certificates for shares of Common Stock delivered under this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which the Common Stock is listed, applicable federal or state securities laws, and any applicable corporate law, and the Committee may cause the legend or legends to be put on any such certificates to make appropriate reference to such restriction.

SECTION 15. Assignment of Benefits. No Award or other benefits payable under this Plan shall, except as otherwise provided under this Plan or as specifically provided by law, be subject in any manner to anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge. Any attempt to anticipate, alienate, attach, sell, transfer, assign, pledge, encumber or charge, any such benefit shall be void, and any such benefit shall not in any manner be subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall such benefit be subject to attachment or legal process for or against that person.

SECTION 16. Governing Laws. This Plan and actions taken in connection herewith shall be governed, construed and enforced in accordance with the laws of the State of Delaware.

SECTION 17. Application of Funds. The proceeds received by the Company from the sale of shares of Common Stock pursuant to Awards granted under this Plan will be used for general corporate purposes.

SECTION 18. Right of Discharge. Nothing in this Plan or in any Award or Award Agreement shall confer upon any Participant or any other individual the right to continue in the employment or service of the Company or any of its Subsidiaries, or affect any right the Company or any of its Subsidiaries may have to terminate the employment or service of any such Participant or any other individual at any time for any reason.

SECTION 19. Withholding. The Company shall not deliver shares of Common Stock in respect of the exercise of or lapse in restrictions on an Award unless and until the Participant has made arrangements satisfactory to the Company to pay applicable withholding tax obligations. Unless other arrangements have been made, withholding may be effected, at the Company’s option, by withholding Common Stock issuable in connection with the exercise of or lapse in restrictions on an Award (provided that shares of Common Stock may be withheld only to the extent that such withholding will not result in adverse accounting treatment for the Company). The Participant acknowledges that the Company shall have the right to deduct any taxes required to be withheld by law in connection with the exercise of or lapse in restrictions on an Award from any amounts payable by it to the Participant (including, without limitation, future cash wages)

Annual Meeting of Stockholders of GlobalSCAPE, Inc.
Date:	Thursday, June 3, 2010
Time:	2:00 PM (Central Time)
Place:	4500 Lockhill Selma, Suite 150 San Antonio, Texas 78249

See Voting Instruction on Reverse Side.

Please make your marks like this: ☒ Use dark black pencil or pen only.

Board of Directors Recommends a Vote FOR proposals 1, 2 and 3.

PROPOSALS

1.      To elect two Directors to serve for a term of three years.

    Nominees:

    01) Phillip M. Renfro

    02) Frank M. Morgan

Vote For All Nominees	Withhold Vote From All Nominees	*Vote For All Except
☐	☐	☐

* INSTRUCTIONS: To withhold authority to vote for any nominee, mark the “Exception” box and write the number(s) in the space provided to the right.

2.	To ratify the appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010.	For ☐	Against ☐	Abstain ☐
		For	Against	Abstain
3.	To approve the GlobalSCAPE, Inc. 2010 Employee Long-Term Equity Incentive Plan.	☐	☐	☐

To transact any other business that may properly come before the meeting or any adjournment thereof, including a motion to adjourn or postpone the meeting.

Please sign exactly as your name appears on the stock certificate and fill in the date. If there are joint owners, each must sign personally. Trustees and others signing in a representative capacity should indicate below the capacity in which they sign. If a corporation submits this appointment of proxy, it should be executed in the full corporate name by a duly authorized officer. If a partnership submits this appointment of proxy, please have it signed in the partnership name by an authorized person.

Signature of Shareholder		Date

Signature of Shareholder (if held jointly)		Date

Proxy No.:	Shares:

Annual Meeting of Stockholders of GlobalSCAPE, Inc.

to be held Thursday, June 3, 2010

for Holders as of April 12, 2010

INTERNET	TELEPHONE
Go To	866-390-5419
www.proxypush.com/gsb
• Cast your vote online. • View Meeting Documents. • You will need the control number below.	• Use any touch-tone telephone.
• Have your Proxy Card/Voting Instruction Form ready.
• Follow the simple recorded instructions.
MAIL
• Mark, sign and date your Proxy Card/Voting Instruction Form.
OR • Detach your Proxy Card/Voting Instruction Form.
• Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.
All votes must be received by 5:00 pm EST, June 2, 2010.
PROXY TABULATOR FOR: GLOBALSCAPE, INC. P.O. BOX 8016 CARY, NC 27512-9903
Control Number

Revocable Proxy - GlobalSCAPE, Inc.

Annual Meeting of Stockholders

June 3, 2010 - 2:00 PM (Central Time)

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints James R. Morris and Mendy R. Marsh, and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of GlobalSCAPE, Inc. (the “Company”) on June 3, 2010, and all adjournments and postponements thereof, with all powers that the undersigned would possess if personally present, with respect to the following:

The shares represented by this proxy will be voted as specified on the reverse side, but if no specification is made, this proxy will be voted FOR the following proposals:

1.	To elect two Directors to serve for a term of three years. The Board of Directors has nominated Phillip M. Renfro and Frank M. Morgan for election;

2.	To ratify the appointment of Grant Thornton, LLP as the Company’s independent registered accounting firm for the year ending December 31, 2010; and

3.	To approve the GlobalSCAPE, Inc. 2010 Employee Long-Term Equity Incentive Plan.

The proxies are authorized to vote in their discretion as to all other matters that may come before this meeting and all matters incidental to the conduct of this Meeting. A majority of the proxies or substitutes at the meeting may exercise all the powers granted thereby.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

INTENTIONALLY LEFT BLANK